OCCIDENTAL PETROLEUM CORPORATION
                        --------------------------------
                                  SAVINGS PLAN
                                  ------------
                         Amended and Restated Effective
                                 January 1, 1999
                     Reflecting Amendments Effective through
                                December 31, 2001

                  OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN
                  ---------------------------------------------
                                TABLE OF CONTENTS
                                -----------------

ARTICLE         SECTION                                                                         PAGE
-------         -------                                                                         ----

    1           Establishment of Plan
                ---------------------
                1.1     Restatement of the Plan                                                   1
                1.2     Purpose of the Plan                                                       1
                1.3     Applicability of the Plan                                                 1

    2           Definitions
                -----------
                2.1     Definitions                                                               2
                2.2     Gender and Number                                                        15

    3           Participation and Service
                -------------------------
                3.1     Date of Participation                                                    16
                3.2     Duration                                                                 16
                3.3     Transfers                                                                17
                3.4     Service                                                                  17

    4           Pretax Deferrals, After-Tax Contributions and Adjustment Contributions
                ----------------------------------------------------------------------
                4.1     Pretax Deferrals and After-Tax Contributions                             24
                4.2     Pretax Deferral and After-Tax Contribution                               24
                        Election Procedures
                4.3     Discontinuance or Change in Rate of Pretax Deferrals                     24
                        and After-Tax Contributions
                4.4     Salary Reduction                                                         25
                4.5     Individual Maximum Pretax Deferrals                                      25
                        and After-Tax Contributions
                4.6     Discrimination Limits on Pretax Deferrals                                26
                4.7     Discrimination Limits on Matching Contributions,                         28
                        After-Tax Contributions, and Adjustment Contributions
                4.8     Multiple Use Limitation                                                  29
                4.9     Reductions to Pretax Deferrals and After-Tax Contributions               30
                4.10    Deposit of Pretax Deferrals, After-Tax Contributions                     33
                        and Adjustment Contributions
                4.11    Crediting of Pretax Deferrals, After-Tax Contributions                   33
                        and Adjustment Contributions
                4.12    Distribution of Excess Deferrals                                         33

ARTICLE         SECTION                                                                         PAGE
-------         -------                                                                         ----

    5           Employer Matching Contributions
                -------------------------------
                5.1     Employer Matching Contributions                                          35
                5.2     Deposit of Employer Matching Contributions                               35
                5.3     Crediting of Employer Matching Contributions                             35
                5.4     Forfeitures                                                              36
                5.5     Limitation on Annual Additions                                           36
                5.6     "Annual Addition" Defined                                                36
                5.7     Other Defined Contribution Plans                                         37
                5.8     Deductibility Limitation                                                 37
                5.9     Adjustment of Allocations                                                37

    6           Vesting and Benefits
                --------------------
                6.1     Vesting                                                                  38
                6.2     Benefits Upon Separation from Service                                    43
                6.3     Forfeiture of Contingent Interests                                       44
                6.4     Death Benefits                                                           45
                6.5     Forms of Payment                                                         46
                6.6     Time of Payment of Benefits                                              51
                6.7     Withdrawals                                                              51
                6.8     Debiting of Investment Funds                                             53
                6.9     Small Amounts                                                            53

    7           Participant Loans
                -----------------
                7.1     Eligibility                                                              55
                7.2     Loan Amount                                                              55
                7.3     Loan Terms                                                               55
                7.4     Source of Loan Funds and Valuation                                       56
                7.5     Loan Account                                                             56
                7.6     Repayments                                                               57
                7.7     Leave of Absence                                                         59
                7.8     Separation from Service                                                  59
                7.9     Delinquent Payments                                                      60
                7.10    Loan Rules                                                               61
                7.11    Discontinuance                                                           61

    8           Investment Elections
                --------------------
                8.1     Investment of Contributions                                              62
                8.2     Transfers of Existing Balances                                           63
                8.3     Transfer of Assets                                                       64

ARTICLE         SECTION                                                                         PAGE
-------         -------                                                                         ----

    9           Participant Accounts and Records of the Plan
                --------------------------------------------
                9.1     Accounts and Records                                                     65
                9.2     Account Value                                                            65
                9.3     Investment Funds                                                         65
                9.4     Unit Value of Investment Funds                                           66
                9.5     Calculation of Unit Value                                                66
                9.6     Valuation Adjustments                                                    66
                9.7     Debiting of Accounts upon Distribution, Withdrawal,                      67
                        Loan or Charge
                9.8     Unit Value upon Transfer of Investment Funds                             67
                9.9     Loan Accounts                                                            67
                9.10    OPC Stock Fund Valuation                                                 67
                9.11    Value of Accounts                                                        68
                9.12    Cost Account                                                             68
                9.13    Rollovers                                                                69
                9.14    Merger of the MidCon Corp. ESOP                                          70

    10          Financing
                ---------
                10.1    Financing                                                                71
                10.2    Employer Contributions                                                   72
                10.3    OPC Stock Fund                                                           72
                10.4    Non-Reversion                                                            74
                10.5    Direct Transfer of Assets from Plans of Acquired Entities                74

    11          Administration
                --------------
                11.1    The Administrative Committee                                             75
                11.2    Chairman, Secretary, and Employment of Specialists                       75
                11.3    Compensation and Expenses                                                75
                11.4    Manner of Action                                                         76
                11.5    Subcommittees                                                            76
                11.6    Other Agents                                                             76
                11.7    Records                                                                  76
                11.8    Rules                                                                    76
                11.9    Administrative Committee's Powers and Duties                             76
                11.10   Investment Responsibilities                                              78
                11.11   Committees' Decisions Conclusive                                         79
                11.12   Indemnity                                                                79
                11.13   Fiduciaries                                                              79
                11.14   Notice of Address                                                        80
                11.15   Data                                                                     80
                11.16   Benefit Claims Procedures                                                81
                11.17   Member's Own Participation                                               83

ARTICLE         SECTION                                                                         PAGE
-------         -------                                                                         ----

    12          Amendment and Termination
                -------------------------
                12.1    Amendment and Termination                                                84
                12.2    Distribution on Termination                                              84
                12.3    Successors                                                               84
                12.4    Plan Merger or Transfer                                                  85
                12.5    Participating Affiliates                                                 86

    13          Top-Heavy Provisions
                --------------------
                13.1    Application of Top-Heavy Provisions                                      87
                13.2    Key Employees                                                            87
                13.3    Top-Heavy Group                                                          88
                13.4    Additional Rules                                                         89
                13.5    Minimum Contributions                                                    89

    14          Miscellaneous Provisions
                ------------------------
                14.1    Employment Rights                                                        90
                14.2    No Examination or Accounting                                             90
                14.3    Investment Risk                                                          90
                14.4    Non-Alienation                                                           90
                14.5    Incompetency                                                             90
                14.6    Severability                                                             91
                14.7    Counterparts                                                             91
                14.8    Service of Legal Process                                                 91
                14.9    Headings of Articles and Sections                                        92
                14.10   Applicable Law                                                           92
                14.11   Unclaimed Benefits                                                       92
                14.12   Qualified Military Service                                               92

Appendix 1      Participation and Vesting for Certain Employees                                  93
                Under Glenn Springs Sale Agreement

                        OCCIDENTAL PETROLEUM CORPORATION
                        --------------------------------
                                  SAVINGS PLAN
                                  ------------


                        Article 1. Establishment of Plan
                        --------------------------------

     1.1 Restatement of the Plan. OCCIDENTAL PETROLEUM CORPORATION amended and restated the Occidental Petroleum Corporation Savings Plan (hereinafter referred to as the "Plan") for the benefit of Eligible Employees, effective as of January 1, 1999. This restated document reflects all amendments adopted by the Company for the Plan which are effective through December 31, 2001.

     1.2 Purpose of the Plan. This Plan is intended to encourage and assist Eligible Employees in adopting a regular program of savings to provide additional security for their retirement.

     1.3 Applicability of the Plan. Except as otherwise provided herein, the provisions of this Plan are applicable only to Eligible Employees in the employ of the Company and selected Affiliates on or after January 1, 1984.

                             Article 2. Definitions
                             ----------------------

     2.1 Definitions. Whenever used in the Plan the following terms shall have the respective meanings set forth below unless otherwise required by the context in which they are used:

     (a) "Accounting Date" means any business day. For this purpose, "business day" means a day on which trading occurs on the New York Stock Exchange.

     (b) "Adjustment Contributions" means Pretax Deferrals which are converted to After-Tax Contributions in order to comply with limitations under Code section 415 or to comply with nondiscrimination tests of Code section 401(k).

     (c) "Administrative Committee" means the committee appointed by the Board to administer the Plan in accordance with the applicable provisions of
          Article 11 of this Plan.

     (d) "Affiliate" means a corporation or other employer which is controlled by or under common control with the Company, within the meaning of sections 414 and 1563 of the Code. The determination of control shall be made without reference to paragraphs (a)(4) and (e)(3)(C) of section 1563, and solely for the purpose of applying the limitations of sections 5.5 through 5.7 of this Plan, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in section 1563(a)(1). In addition, to the extent that the context may so require, "Affiliate" means any member of an affiliated service group (within the meaning of section 414(m) of the Code) to which the Company belongs, and any corporation, trade or business which is more than 50 percent owned, directly or indirectly, by the Company and is designated by the Board as an Affiliate.

     (e) "After-Tax Contributions" means the amount a Participant requests the Company to contribute on his behalf on an after-tax basis in accordance with section 4.1.

     (f)  "Alternate Payee" has the same meaning as assigned to that term in section 414(p)(8) of the Code.

     (g) "Beneficiary" means the person or persons (who may be named contingently or successively) designated by a Participant, an Alternate Payee, or a beneficiary of a deceased Participant or a deceased Alternate Payee to receive his Personal Savings Account in the event of his death. Each Participant, Alternate Payee, and beneficiary of a deceased Participant or Alternate Payee, except married Participants prior to the day they reach age 35, may designate at any time, and any number of times, a beneficiary on a form prescribed by the Administrative Committee, and such designation will be effective only when filed in writing with the Administrative Committee, and shall revoke all prior designations by the same Participant or Alternate Payee. The Administrative Committee shall require that a married Participant who designates a Beneficiary other than his spouse obtain and submit to the Administrative Committee the spouse's notarized written consent to the designation on a form that discloses to the spouse the potential effect of such consent. If a Participant is married and is under age 35, then his Beneficiary shall be his spouse. If no Beneficiary is designated at the time of the Participant's or Alternate Payee's death, or at the time of death of the beneficiary of a deceased Participant or Alternate Payee, or if no person so designated shall survive the Participant, Alternate Payee, or beneficiary of a deceased Participant or Alternate Payee, the Beneficiary shall be his spouse, or if the deceased individual has no surviving spouse, his surviving children equally, or if there are no surviving children, his surviving parents equally, or if only one parent is living, his living parent, or if no parent is living, his surviving siblings equally, or if only one sibling is living, his surviving sibling, or if no sibling is living, his estate.

     (h) "Board of Directors" or "Board" means the Board of Directors of Occidental Petroleum Corporation.

     (i)  "Code" means the Internal Revenue Code of 1986, as amended.

     (j)  "Company" means Occidental Petroleum Corporation.

     (k) "Compensation" means the base salary and wages earned by a Participant from an Employer for services rendered, including amounts of Pretax Deferrals and amounts contributed pursuant to the Occidental Petroleum Corporation Pretax Spending Program, but excluding (i) bonuses, incentives, overtime, shift differential, and overseas differentials,
          (ii) reimbursement for expenses or allowances, including automobile allowances and moving allowances, (iii) any amount contributed by the Employer (other than Pretax Deferrals and amounts contributed pursuant to the Occidental Petroleum Corporation Pretax Spending Program) to any pension plan or plan of deferred compensation, (iv) any amount contributed by an Employer (in addition to Pretax Deferrals) to this Plan, and (v) any amount paid by an Employer for other fringe benefits, such as health and hospitalization, and group life insurance benefits, or perquisites, provided that earnings of a Participant in excess of $170,000, or such higher amount as shall be permitted by the Secretary of the Treasury, in any Plan Year shall not be included in Compensation. Compensation will be determined in accordance with the following rules:

          (1) For Participants compensated by salary, the amount of Compensation shall be base salary of record for each pay period, provided, however, that for any salaried Participant whose salary is reduced for a pay period (for reasons other than the making of Pretax Deferrals and contributions pursuant to the Occidental Petroleum Corporation Pretax Spending Program), Compensation will include his actual base salary of record paid to him (subject to the exclusions listed above) not in excess of his salary of record for such pay period.

          (2) For Participants compensated by commission (primarily truck drivers), the amount of Compensation shall be the amount per pay period (subject to the exclusions listed above) to be reported on Form W-2 for federal tax purposes.

          (3) For Participants compensated at an hourly rate, the amount of Compensation in a pay period shall be the base hourly rate (subject to the exclusions listed above) multiplied by the number of regularly scheduled hours worked in a pay period. If the Participant's regularly scheduled work week is more than 40 hours, Compensation shall include an additional amount equal to the base hourly rate (subject to the exclusions listed above) times one half the number of regularly scheduled hours worked in excess of 40 in the work week.

          (4) For Participants compensated on a Twelve Hour Shift Basis, the amount of Compensation for each pay period shall be the Participant's annual base salary of record (including Guaranteed Overtime) divided by the number of pay periods applicable to the Participant during the Plan Year. For the purpose of this subsection 2.1(k), the term "Twelve Hour Shift Basis" means any arrangement whereby Participants work twelve hour daily shifts which may result in alternating work weeks of more and less than forty hours per week. Additionally, for the purpose of this subsection 2.1(k), the term "Guaranteed Overtime" means compensation paid to a Participant for overtime work which the Participant is assigned at the beginning of the year to perform.

          (5) Compensation shall include vacation pay received in periodic payments and annual vacation payments made to commission paid Employees, but shall not include single sum vacation payments to active or terminating Employees.

          (6) Compensation shall include base salary or wages received during paid leaves of absence and periodic severance pay, but will not include single sum severance payments.

          (7) Compensation will not include long-term disability payments and short-term disability payments of less than 100 percent of base pay in effect prior to becoming Disabled. Compensation will not include payments made to any Participant pursuant to the Occidental Chemical Corporation Weekly Sickness and Accident Plan unless (i) such payments are made to the Participant through the payroll accounting department of the Company or an Affiliate and
               (ii) the Participant is ineligible for participation in the Retirement Plan.

     (l) "Disability" or "Disabled" refers to any Participant who is determined to be disabled under Section 423 of Title 42 of the U. S. Code and who receives disability insurance benefits thereunder or any Participant who is a participant in the Occidental Petroleum Corporation Long-Term Disability Plan and who is determined to be disabled therein under the definition of "disability" applicable to the period beginning 24 months after the commencement of disability and who receives benefits thereunder. Such Participant shall be considered to be Disabled as of the time of commencement of benefits as described above.

          A Participant who claims to be Disabled as a result of being determined to be disabled under Section 423 of Title 42 of the U.S. Code must give written notice thereof to the Administrative Committee and submit, at the expense of the Participant, to the Administrative Committee such evidence of Disability as the Administrative Committee may require. Failure by a Participant to comply with the foregoing requirements shall be deemed conclusive evidence that such Participant is not Disabled. All rules with respect to the determination of

          Disability shall be uniformly and consistently applied to all Participants in similar circumstances.

     (m) "Domestic Overseas Subsidiary" means any corporation or unincorporated entity created or organized under the laws of the United States, any State or territory of the United States, or of the District of Columbia, (i) more than 80 percent of the voting stock or equity of which is owned by an Employer which is a domestic corporation, (ii) which has derived at least 95 percent of its gross income from sources without the United States for the three year period immediately preceding the close of each taxable year (or for such part of such period during which the corporation or unincorporated entity was in existence), and (iii) which has derived at least 90 percent of its gross income during the period described in (ii) from the active conduct of a trade or business.

     (n)  "Effective Date" means January 1, 1984.

     (o) "Eligible Employee" means any Employee who is employed by an Employer except:

          (1) Employees covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining between the Employer and the union, unless such agreement expressly provides participation in the Plan;

          (2) Nonresident alien Employees of an Employer which is a Foreign Subsidiary or Domestic Overseas Subsidiary who receive no earned income from the Employer in United States dollars, unless the Plan has been made applicable to such an Employee by the Employer;

          (3) Employees of a Foreign Subsidiary or Domestic Overseas Subsidiary who are citizens of the United States or Canada and for whom contributions are made under a funded plan of deferred compensation by a corporation which is not an Employer;

          (4) Citizens of the United Kingdom who are on work assignments under three years' duration in locations outside the United Kingdom, other than the United States, irrespective of whether employed by an Employer which is a Foreign Subsidiary or a Domestic Overseas Subsidiary and irrespective of whether receiving earned income from the Employer in United States dollars. For the purpose of this paragraph (4), the duration of a work assignment shall be based on its estimated duration as determined at the time of its commencement;

          (5) Employees of Oxy Westwood Corporation other than those Employees who were Eligible Employees immediately prior to their transfer to Oxy Westwood Corporation from an Employer. Notwithstanding the preceding sentence, Employees of Oxy Westwood Corporation who were Eligible Employees on June 30, 1989, or who are hired by Oxy Westwood Corporation at any time thereafter under circumstances where it is agreed at the time of hire that they will be Eligible Employees, shall continue to be Eligible Employees thereafter so long as they remain so employed; and

          (6) Effective as of July 1, 1990, any Eligible Employee who elects, pursuant to an employment agreement with the Company or any other Employer, not to be a Participant.

          The following Employees whose employment is subject to a collective bargaining agreement became Eligible Employees as of the date noted:

                                                                        Effective Date of
          Union Local of                                                Commencement of
          Affected Employees                    Location                Eligible Employee Status
          ------------------                    --------                ------------------------
          United Steelworkers Local 336         Pottstown, PA           May 1, 2001
          United Teamsters Local 560            Jersey City, NJ         August 1, 2001
          United Steelworkers Local 14734       Cincinnati, OH          October 1, 2001
          National Hooker Employees Union       Niagara Falls, NY       December 1, 2001
          United Steelworkers Local 2154-03     Chicago, IL             January 1, 2002
          IFPTE Local 57                        Niagara Falls, NY       January 1, 2002

          Due to the merger of all assets and liabilities held by the Occidental Chemical Corporation Savings and Investment Plan on December 31, 2001 into the Plan, all Employees who were eligible to participate in the Occidental Chemical Corporation Savings and Investment Plan on that date became Eligible Employees.

          Notwithstanding any other provision of this subsection 2.1(o), no individual shall be an Eligible Employee if such individual is not classified as a common-law employee in the employment records of the Company or an Affiliate, without regard to whether the individual is subsequently determined to have been a common-law employee of the Company or an Affiliate. The persons excluded by this paragraph from being Eligible Employees are to be interpreted broadly to include and to have at all times included individuals engaged by the Company or an Affiliate to perform services for such entity in a relationship that the entity characterizes as other than an employment relationship, such as where the Company or the Affiliate engages the individual to perform services as an independent contractor or leases the individual's services from a third party. The exclusion of the individual from being an Eligible Employee shall apply even if a determination is subsequently made by the Internal Revenue Service, another governmental agency, a court or other tribunal, after the individual is engaged to perform such services, that the individual is an employee of the Company or Affiliate for purposes of pertinent Code sections or for any other purpose.

     (p) "Employee" means any person employed by the Company or by an Affiliate.

     (q) "Employer" means the Company and any Affiliate which is designated by the Board or the Administrative Committee and which adopts this Plan.

     (r) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     (s) "Foreign Subsidiary" means any corporation or unincorporated entity created or organized under the laws of any country other than the United States which is covered by an agreement between the domestic parent of the Foreign Subsidiary and the Internal Revenue Service extending Federal Social Security benefits to the employees of such foreign corporation or unincorporated entity who are United States citizens and either (i) not less than 20 percent of the voting stock or equity of such foreign corporation or unincorporated entity is owned by an Employer which is a domestic corporation or (ii) more than 50 percent of the voting stock or equity of such foreign corporation or unincorporated entity is owned by a foreign corporation or unincorporated entity which qualifies as a Foreign Subsidiary under clause (i) above.

     (t) "Inactive Participant" means an Employee who was an active Participant but who is transferred to and is in a position of employment where he is no longer an Eligible Employee.

     (u) "Investment Committee" means the committee appointed by the Board to administer the investments of the Retirement Plan.

     (v) "Investment Fund" means any of the following funds of the Trust Fund or such other funds as the Investment Committee may from time to time designate:

          (1) A "Stable Value Fund" which shall be invested in stable value contracts which state a given interest rate to be paid on account balances.

          (2) A "Small Cap Value Fund" which shall be invested in equity securities of small capitalization companies, as well as stock index options and futures.

          (3) An "OPC Stock Fund" which shall be invested primarily in Stock and such short-term interest-bearing securities as the Investment Committee or the Trustee considers advisable.

          (4) A "Standard & Poor's 500 Index Fund" which shall be designed to approximate the performance of the publicly traded United States common stocks that comprise the Standard & Poor's 500 Index.

          (5) A "Diversified Balanced Fund" which shall be invested in a mixture of stocks and bonds that will vary moderately with market conditions.

          (6) A "Large Cap I Fund" which shall be invested primarily in shares of large companies, but also, where appropriate, shares of small companies and international companies.

          (7) A "Large Cap II Fund" which shall be invested primarily in shares of large companies with the highest potential for total return.

          (8) An "International Growth Fund" which shall be invested in shares of international companies of various sizes.

          (9) A "Large Cap Value Fund" which shall be invested in common stocks of a small number of well-established United States and international companies.

          (10) A "Bond Fund" which shall be invested in bonds and other types of fixed income securities issued by domestic and foreign companies.

          (11) A "High Yield Bond Fund" which shall be invested in high-yield securities and other types of domestic and foreign fixed income securities.

          (12) A "Growth Fund" which shall be invested in equity securities of United States companies with mid and large market capitalizations of at least one billion dollars and with high potential for growth.

          (13) A "Convertible Bond Fund" which shall be invested in bonds and preferred stock which can be converted into common stock.

     (w) "Loan Account" means the account created under section 7.5 representing the unpaid principal outstanding on a loan to an Employee.

     (x) "MidCon Corp. ESOP" means the MidCon Corp. Employee Stock Ownership Plan as effective November 20, 1996.

     (y) "Participant" means any Eligible Employee who has met the requirements to become a Participant as set forth in section 3.1 hereof, and shall include, where appropriate to the context, any former Participant described in section 3.2.

     (z) "Personal Savings Account" or "Account" means the Account or Accounts maintained for each Participant which represent his total proportionate interest in the Trust Fund as of any date and which consist of the sum of the following:

          (1) "Matching Account" means an account to which Employer matching contributions made on behalf of the Participant, including matching contributions under this Plan (or any other plan which may be merged into this Plan) prior to the Effective Date, shall be credited, along with earnings as provided in Article 9.

          (2) "Pretax Deferral Account" means an account to which Pretax Deferrals made on behalf of the Participant shall be credited, along with earnings as provided in Article 9.

          (3) "Employee Account" means an account to which After-Tax Contributions made by the Participant, including Adjustment Contributions and After-Tax contributions made under this Plan (or any other plan which may be merged into this Plan) prior to the Effective Date, shall be credited, along with earnings as provided in Article 9.

          (4) "Rollover Account" means an account to which a Participant has transferred amounts from another employee benefit plan pursuant to section 9.13.

          The term "Personal Savings Account" or "Account" also means a separate account which is established pursuant to a qualified domestic relations order on behalf of an Alternate Payee. For the purpose of this subsection 2.1(z), the term "qualified domestic relations order" shall have the same meaning as assigned to that term in section 414(p) of the Code.

     (aa) "Plan Year" means the calendar year.

     (bb) "Pretax Deferrals" means the amount a Participant requests the Company to defer on his behalf on a pretax basis in accordance with section 4.1.

     (cc) "Retirement Plan" means the Occidental Petroleum Corporation Retirement Plan.

     (dd) "Separation from Service" means any termination of the employment relationship between an Employee and the Company or an Affiliate and shall be deemed to occur upon the earlier of:

          (1) the date upon which the Employee quits, is discharged, is laid off, becomes Disabled or dies; or

          (2) the first anniversary of the first day of a period in which the Employee is (and remains) absent from the Service of the Company or an Affiliate for any reason (such as vacation, sickness, or leave of absence granted by the Company or an Affiliate) not enumerated in paragraph (1), provided that if an Employee is granted a leave of absence but fails to return to employment at the end of the leave period, Separation from Service will be deemed to have occurred upon the date the Employee was originally granted a leave of absence.

          Notwithstanding the above, a Separation from Service will not be considered to have occurred with respect to an Employee as a result of the sale of the Employee's Employer or a sale of the facility at which the Employee is employed unless

          (i) such sale constitutes an event described in Code section 401(k)(10)(A);

          (ii) such Employee has attained age 59 1/2 or is Disabled at the time of such sale, provided that such Employee will be considered to have incurred a Separation from Service upon his subsequent death, attainment of Disability, or attainment of age 59 1/2 if he has not already incurred a Separation from Service pursuant to other provisions of this subsection 2.1(dd) by such time; or

          (iii) in the opinion of the Administrative Committee, such sale otherwise results in a separation from service (as that term is used in Treasury Regulation section 1.401(k)-1(d)(1)(i)) as to such Employee.

          An Employee of an Employer who transfers to a nonparticipating Affiliate shall not be treated as having a Separation from Service. An Employee's date of quit or discharge shall not be deemed to occur until any periodic severance payments or short-term disability payments cease. An Employee who is on leave of absence from work with the Company or an Affiliate in order to serve the Armed Forces of the United States shall not have a Separation from Service unless he fails to report for work at the end of such leave and prior to expiration of the period in which he has reemployment rights under law. The absence of any Employee who fails to return to work within the allotted time shall be subject to the provisions of paragraph (2) above.

     (ee) "Service" means the periods of employment credited to an Employee under section 3.4.

     (ff) "Stock" means the common stock of Occidental Petroleum Corporation.

     (gg) "Taxable Compensation" means the total cash and non-cash remuneration paid to a Participant by the Employer or an Affiliate for services rendered during the Plan Year, but excluding:

          (1)  Company contributions for a simplified employee pension;

          (2) Deferred compensation (other than an amount included in the Participant's gross income for the Plan Year which is attributable to an unfunded, non-qualified plan);

          (3) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk or forfeiture;

          (4) Amounts realized from the sale, exchange or other disposition of stock under a tax-benefited stock option; and

          (5)  Other amounts which receive special tax benefits.

     (hh) "Trust Agreement" means any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest, and dispose of the Trust Fund.

     (ii) "Trust Fund" means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

     (jj) "Trustee" means any person selected by Occidental Petroleum Corporation to act as Trustee under any Trust Agreement at any time of reference.

     (kk) "Unit" means the unit of measure into which each Investment Fund is divided for purposes of ascertaining the share of each such fund attributable to each Participant, Beneficiary and Alternate Payee.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural.

                      Article 3. Participation and Service
                      ------------------------------------

     3.1 Date of Participation. Each Eligible Employee shall become a Participant as of the first day of the month in which he becomes an Eligible Employee.

Notwithstanding anything herein to the contrary, each Employee who became an Eligible Employee by virtue of the provisions of (a) the Agreement of Purchase and Sale between Tenneco Polymers, Inc. and Occidental Chemical Corporation dated March 21, 1986, (b) the Agreement and Plan of Reorganization among MidCon Corp., Occidental Petroleum Corporation, a California corporation, and OPCO Acquisition Corp., dated December 31, 1985, (c) the Stock Purchase Agreement By and Among Diamond Shamrock Corporation, Occidental Petroleum Corporation, Occidental Chemical Holding Corporation and Oxy-Diamond Alkali Corporation dated September 4, 1986, or (d) the Agreement and Plan of Reorganization and Merger by and among Occidental Petroleum Corporation, Canaan Mining Company, and Virginia Electric and Power Company dated September 15, 1986, shall become a Participant, in the case of Eligible Employees subject to agreement (a) above, as of April 30, 1986; in the case of Eligible Employees subject to agreement (b) above, as of January 1, 1987; in the case of Eligible Employees subject to agreement (c) above, as of September 4, 1986; and in the case of Eligible Employees subject to agreement (d) above, as of September 15, 1986.

For purposes of the Plan, an individual on whose behalf amounts are transferred to the Plan pursuant to section 9.14 shall be deemed a Participant for all purposes with respect to such amounts, but in no event shall such Participant be eligible for any contributions hereunder unless such individual becomes an Eligible Employee and satisfies the requirements of this section 3.1.

     3.2 Duration. An Eligible Employee who becomes a Participant shall remain a Participant for as long as he remains an Eligible Employee or is entitled to receive any contributions or benefits hereunder.

     3.3 Transfers. An Employee who transfers to employment as an Eligible Employee shall become a Participant on the first day of the month in which such transfer takes place.

An Inactive Participant shall not make Pretax Deferrals, After-Tax Contributions or Adjustment Contributions on the Compensation earned after the date of his transfer during the period he is an Employee, but shall continue to accrue Service under this Plan. Upon his Separation from Service, the vested interest he has in his Personal Savings Account shall be based on his total Service.

If a Participant becomes an Inactive Participant, his Account shall continue to be held under the Plan until he becomes entitled to a distribution under the provisions of section 6.2.

     3.4 Service. Service is used to determine an Employee's eligibility to receive benefits from the Plan.

An Employee shall be credited with Service for the period of time during which the employment relationship exists between the Employee and the Company or an Affiliate, the length of which shall be determined, in completed years and months, during the following periods of time:

     (a) Credit shall be given to an Employee for the period of time beginning on the first day of the month in which he first becomes an Employee and ending on the last day of the month of such Employee's Separation from Service.

     (b) Credit shall be given to an Employee for each period beginning upon the date he Separates from Service and ending upon the first day of the month in which he first becomes an Employee thereafter but only if the Employee is reemployed within 12 months of the date of such Separation from Service.

     (c) Credit shall be given to an Employee after a Separation from Service for any period beginning on the first day of the month in which the Employee first becomes an Employee after his rehire and ending on the last day of the month the Employee has a Separation from Service thereafter as provided in section 2.1(dd).

     (d) Whenever the total number of years of Service of an Employee must be ascertained under this Plan, all noncontinuous periods of Service which are credited to such Employee under paragraphs (a), (b) and (c) above, shall be aggregated. For purposes of aggregating such years of Service, the completed years and months credited to an Employee during any period of Service shall be added to the number of completed years and months credited to him during any other period of noncontinuous Service.

Notwithstanding the foregoing provisions of this section, an Employee shall be credited with Service for the period of time during which an employment relationship existed between the Employee and the following entities or subsidiaries thereof, irrespective of whether the entity was an Affiliate at the time the employment relationship was in existence:

                Beatrice Pocahontas Company
                Bird Coal Company
                Black Lode Coal Co., Inc.
                Cain Chemical Inc.
                Cities Service Company
                Curtis Bay Company
                Diamond Shamrock Chemicals Company
                ENOXY Coal, Inc.
                ENOXY Coal Sales, Inc.
                Equistar Chemicals, LP
                Garden Creek Gas Company
                Garden Creek Pocahontas Company
                Island Creek Coal Company

                Island Creek Coal Sales Company
                Island Creek Corporation
                Island Creek of China Coal Ltd.
                Island Creek Pocahontas Company
                Kentucky-Ohio Transportation Co.
                Laurel Run Mining Company
                MidCon Corp.
                Occidental Permian Ltd.
                Oxy Vinyls, LP
                Sheridan Enterprises, Inc.
                Tenneco Polymers, Inc.
                Twin Branch Coal Company
                Twin River Coal Company
                Vail Mining Company
                Virginia Pocahontas Company
                Welco Mining Company

provided, however, that any Employee who was eligible to participate in this Plan or in the Employees Thrift Plan of Cities Service Company at any time prior to January 1, 1984, or in the Employees Thrift Plan of Island Creek Coal Company prior to April 1, 1984, shall, as of January 1, 1984, be entitled to credit for the greater of the amount of Service determined above or the vesting service he had under such plan during any such period of eligibility, plus one additional year of Service under this section. In the case of those certain Eligible Employees who were hired on or about March 21, 1986 as a result of the Agreement of Purchase and Sale between Tenneco Polymers, Inc. and Occidental Chemical Corporation, Service shall be credited for all service recognized under the Tenneco Inc. Thrift Plan. In the case of those certain Eligible Employees who were hired on or about June 12, 1987 as a result of the Agreement of Purchase and Sale between Shell Oil Company and Occidental Electrochemicals Corporation, Service shall be credited for the period of time during which an employment relationship existed between those Eligible Employees and Shell Oil Company. In the case of Participants who were participants in the Cain Chemical Inc. Savings and Investment Plan, Service shall include any service recognized under that plan for the purpose of determining vesting in employer contributions. In the case of those certain Eligible Employees who were hired on or about September 29, 1989 as a result of the Asset Purchase Agreement between Occidental Chemical Corporation and BTL Specialty Resins Corp., Service shall be credited for all service recognized under the BTL Specialty Resins Corp. Salaried Employees' Pension Plan. In the case of those certain Eligible Employees who were hired on or about December 13, 1989 as a result of the Agreement and Contract of Sale by and between Smackover Shell Limited Partnership, OXY NGL Inc., and Prairie Alba Company, Service shall be credited for all service recognized under the Shell Pension Plan. In the case of those Eligible Employees who were considered to be "Employees Hired by Purchaser" as defined in section 9.2 of the Asset Purchase Agreement dated as of December 30, 1992 between Occidental Chemical Corporation and Monsanto Company ("Monsanto"), Service shall be credited for the period during which each such Eligible Employee was employed by Monsanto. In the case of those Eligible Employees who were "Employees" as defined in Section 6.7(a) of the Exchange Agreement among Occidental Petroleum Corporation, Placid Oil Company and the Stockholders of Placid Oil Company dated November 22, 1994, Service shall be credited for the period during which each such Eligible Employee was employed by Placid Oil Company or its subsidiaries or affiliates, as provided in Section 6.7(c) of such exchange agreement. In the case of those Eligible Employees who were "Employees" as defined in Section 5.5(a) of the Agreement of Merger by and among Laurel Industries, Inc., Occidental Petroleum Corporation and Oxy Acquisition Corp. dated August 5, 1996, Service shall be credited for the period during which each such Eligible Employee was employed by Laurel Industries, Inc., as provided in Section 5.5(d) of such agreement. In the case of those Eligible Employees who were "Employees" as defined in Section 6.7(a) of the Agreement and Plan of Merger among Occidental Petroleum Corporation, OPC Acquisition

Corp., Helmerich & Payne, Inc. and Natural Gas Odorizing, Inc. dated August 23, 1996, Service shall be credited for the period during which each such Eligible Employee was employed by Natural Gas Odorizing, Inc. or Helmerich & Payne, Inc., as provided in Section 6.7(d) of such agreement. In the case of those Eligible Employees who were "Transferred Employees" as defined in Section 6.6(b) of the Asset Purchase Agreement between and among Power Silicates Manufacturing, Inc., as "Seller," and Occidental Chemical Corporation, as "Buyer" dated August 30, 1996, Service shall be credited for the period during which each such Eligible Employee was employed by Power Silicates Manufacturing, Inc., as provided in
Section 6.6(d) of such agreement. In the case of those individuals who were employed by Thums Long Beach Company on April 24, 2000, Service shall be credited for the period during which each such individual was employed by Thums Long Beach Company prior to that date.

In the case of those Employees who were employees of INDSPEC Chemical Corporation on August 29, 1999, Service shall be credited for the period of time during which each such Employee was employed by INDSPEC Chemical Corporation. Additionally, with respect to the Employees described in the previous sentence, Service shall be credited for any period of time for which service was credited as of August 29, 1999 under paragraph 1.73 of The Employee Savings Plan of INDSPEC Chemical Corporation, as amended as of that date, provided that Service shall not be credited under this sentence for any period of time for which Service was credited under the previous sentence.

In the case of those Employees who were employees of Altura Energy Ltd. on April 19, 2000, or at any time prior thereto, Service shall be credited for the period during which an employment relationship existed between each such Employee and the following entities, irrespective of whether the entity was an Affiliate at the time the employment relationship existed: Altura Energy Ltd., Amoco D.T. Company, Amoco X.T. Company, Amoco Y.T. Company, Shell Everest, Inc., Shell K2, Inc., Shell Land & Energy Company, Shell Onshore Ventures Inc., and

SWEP1 LP. Additionally, with respect to the Employees described in the previous sentence, Service shall be credited for any period of time for which service was credited under the final paragraph of section 1.32 of the Altura Energy Ltd. Cash Balance Retirement Plan, Effective March 1, 1997, provided that Service shall not be credited under this sentence for any period of time for which Service was credited under the previous sentence.

In the case of those Employees who were employees of Amoco Production Company and whose primary place of duties on December 3, 2000 was the Bravo Dome gas unit, Service shall be credited for the period during which an employment relationship existed between each such Employee and Amoco Production Company. Additionally, with respect to the Employees described in the previous sentence, Service shall be credited for any period of time for which service was credited for vesting purposes under the BP Amoco Retirement Accumulation Plan, effective July 1, 2000, provided that Service shall not be credited under this sentence for any period of time for which Service was credited under the previous sentence.

Notwithstanding the foregoing provisions of this section, in the case of those former Participants who were employed by Trident NGL Inc. pursuant to the "Agreement on Employment, Employee Benefits and Wages" dated as of August 30, 1991 between OXY USA Inc. and Trident NGL Inc., Service shall be credited for the period during which such former Participant remains employed by Trident NGL Inc.

Notwithstanding the foregoing provisions of this section, in the case of those former Eligible Employees who were hired on July 1, 1992 by Treatek-CRA Company ("Treatek-CRA"), Service shall be credited for the period during which each such former Eligible Employee remains employed by Treatek-CRA.

In the case of any Eligible Employee who is hired by the Company or an Affiliate immediately after his being an employee of Oxy Vinyls, LP or any subsidiary thereof, Service shall be credited for the period of time for which such Eligible Employee was entitled to service credit under the Oxy Vinyls, LP Savings Plan at the time of his being hired by the Company or an Affiliate, provided that Service shall not be credited under this paragraph for any period of time during which Service is credited under any other paragraph of this section 3.4.

       Article 4. Pretax Deferrals, After-Tax Contributions and Adjustment
       -------------------------------------------------------------------
                                  Contributions
                                  -------------

     4.1 Pretax Deferrals and After-Tax Contributions. Each Participant may elect to have the Company contribute to the Plan on his behalf each Plan Year an amount, in whole percentage points, equal to 1 percent to 15 percent (1 percent to 20 percent in the case of Participants who are members of United Steelworkers of America, Local 13300) of his Compensation as a Pretax Deferral or After-Tax Contribution, or any combination in whole percentage points, in accordance with the rules set forth in sections 4.2, 4.5 and 4.6 and such other rules as the Administrative Committee may prescribe.

     4.2 Pretax Deferral and After-Tax Contribution Election Procedures. Elections shall be made available by the Administrative Committee to Participants and to Employees expected to become Participants. Elections must be made in accordance with procedures established by the Administrative Committee. All elections shall apply to Compensation earned in the first available payroll period following the date the election is processed, and all elections shall be irrevocable for such period.

If a Participant has a Separation from Service, becomes an Inactive Participant, or goes on unpaid leave of absence, his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions shall cease, unless he is reinstated as a Participant or returns from his leave of absence, in which case his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions may resume.

     4.3 Discontinuance or Change in Rate of Pretax Deferrals and After-Tax Contributions. Pretax Deferral and After-Tax Contribution elections shall apply automatically to each subsequent payroll period unless a new election (which may increase, decrease or cancel Pretax Deferrals or After-Tax Contributions) is filed with the Administrative Committee in accordance with this section.

A Participant may suspend his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions by giving notice in accordance with procedures established by the Administrative Committee. Such suspension may last indefinitely. A Participant may resume his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions after the prior suspension, by giving notice in accordance with procedures established by the Administrative Committee.

A Participant may change the rate of his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions to a different percentage that is permitted under section 4.1. Such change shall be made by submitting a new election in accordance with procedures established by the Administrative Committee.

     4.4 Salary Reduction. Each Participant who makes a Pretax Deferral election described in section 4.1 to have the Employer contribute a percentage of his Compensation to this Plan shall, by the act of making such election, have his salary reduced by an equivalent percentage for so long as the election remains in effect.

     4.5 Individual Maximum Pretax Deferrals and After-Tax Contributions. The Pretax Deferral and After-Tax Contribution election of a Participant shall be adjusted in whole percentages, if necessary, from time to time as determined by the Administrative Committee so that such Pretax Deferrals and After-Tax Contributions for the Plan Year will not exceed (a) less (b) below, where:

     (a)  is the lesser of,

          (1)  25 percent of Taxable Compensation, or

          (2) $35,000 (or such other dollar maximum as may be permitted by the Internal Revenue Service), and

     (b)  is the sum of:

          (1) Employer contributions projected for the Participant as if he were a Participant under the Retirement Plan for a full Plan Year; plus

          (2) Matching contributions expected to be allocated to the Participant under this Plan (based on any such allocations already made and the Participant's current Pretax Deferral and After-Tax Contribution election) for a full Plan Year.

Any adjustment in the elected percentage of a Participant, and the resulting adjustment in salary reduction under section 4.4, shall take effect in the month of such adjustment calculation and shall remain in effect as a maximum Pretax Deferral level for the Participant for the rest of the Plan Year, unless further adjusted by the Administrative Committee. In the case of a Participant who has elected Pretax Deferrals and After-Tax Contributions in the same Plan Year, any adjustment which must be made under this section for a Participant shall be made first to the Participant's After-Tax Contributions. If additional adjustments are required under this section after the Participant's After-Tax Contributions percentage is reduced to zero, such adjustments shall be made to the Participant's Pretax Deferrals.

Notwithstanding anything herein to the contrary, under no circumstances may a Participant's Pretax Deferral in any calendar year exceed $10,500 (or such higher amount as the Secretary of the Treasury shall establish from time to time pursuant to Code section 402(g)(5)).

     4.6 Discrimination Limits on Pretax Deferrals. Prior to the beginning of each Plan Year and at any other time during the Plan Year that the Administrative Committee may deem appropriate, the following test shall be made to prevent the Pretax Deferrals under the Plan from becoming discriminatory.

In no event shall any Employer make Pretax Deferrals for any Plan Year that would result in the actual deferral percentage ("ADP") for the Plan Year of the group of Highly Compensated Employees eligible to participate in the Plan exceeding the greater of:

     (A) One and one-quarter times the ADP for the current Plan Year of the group of all other Eligible Employees; or

     (B) The lesser of (i) two times the ADP for the current Plan Year of the group of all other Eligible Employees, or (ii) the ADP for the current Plan Year of the group of all other Eligible Employees plus two percentage points.

The ADP of each group of Eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in each group after making any adjustments required under section 4.5) of (I) the Pretax Deferrals made on behalf of each Eligible Employee for such Plan Year to (II) such Eligible Employee's ADP Testing Compensation, earned while such Employee was an eligible employee within the meaning of Treasury regulation section 1.401(k)-1(g)(4)(i) for such Plan Year.

For purposes of making these determinations, an Employee will be considered to be a "Highly Compensated Employee" in the current Plan Year if he:

     (a)  is a 5% Owner in the current or preceding Plan Year; or

     (b) has Highly Compensated Test Compensation during the preceding Plan Year of more than $85,000 (or such higher amount as the Secretary of the Treasury shall establish from time to time pursuant to Code section 414(q)(1)).

In applying the $85,000 limit described in subsection (b) above, the Administrative Committee may elect to limit the determination of Highly Compensated Employees to that group of Employees consisting of the top 20% of such Employees ranked on the basis of Compensation received during the Plan Year.

For the purposes of identifying "Highly Compensated Employees" and for applying the ADP test described above, the following special rules and definitions will apply:

     (i) An Employee who has Separated from Service will continue to be a Highly Compensated Employee if he was a Highly Compensated Employee at the time he Separated from Service, or if he was a Highly Compensated Employee at any time after he attained age 55. This determination shall be based on the definition of highly compensated employee under Code section 414(q) and related regulations in effect for that determination year.

     (ii) The term "current Plan Year" shall mean the Plan Year for which the determination is being made.

     (iii) The term "preceding Plan Year" shall mean the Plan Year immediately preceding the current Plan Year.

     (iv) An Employee shall be considered a "5% Owner" for a Plan Year if at any time during such Plan Year he was a 5-percent owner (as defined in Code section 416(i)(1)) of the Company.

     (v) The term "Highly Compensated Test Compensation" shall mean compensation within the meaning of Code section 415(c)(3).

     (vi) The term "ADP Testing Compensation" shall mean compensation within the meaning of Code section 414(s)(1), except that the Administrative Committee may elect not to include in such compensation any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in gross income of the Employee under Code section 125, 402(e)(3), 402(h), or 403(b).

     4.7 Discrimination Limits on Matching Contributions, After-Tax Contributions, and Adjustment Contributions. Prior to the beginning of each Plan Year and at any other time during the Plan Year that the Administrative Committee may deem appropriate, the following test shall be made to prevent Employer matching contributions, After-Tax Contributions and Adjustment Contributions under the Plan from becoming discriminatory.

In no event shall any Employer make matching contributions, After-Tax Contributions and Adjustment Contributions for any Plan Year that would result in the actual contribution percentage ("ACP") for the Plan Year of the group of Highly Compensated Employees eligible to participate in the Plan exceeding the greater of:

     (A) One and one-quarter times the ACP for the current Plan Year of the group of all other Eligible Employees; or

     (B) The lesser of (i) two times the ACP for the current Plan Year of the group of all other Eligible Employees, or (ii) the ACP for the current Plan Year of the group of all other Eligible Employees plus two percentage points.

For purposes of making these determinations, the term "Highly Compensated Employee" shall have the same meaning as set forth in section 4.6. The "ACP" for a specified group of Eligible Employees for any Plan Year is the average of the ratios (calculated separately for each Eligible Employee in such group) of the sum of Employer matching contributions, After-Tax Contributions and Adjustment Contributions paid for each such Eligible Employee for such Plan Year to the ADP Testing Compensation paid to the Eligible Employee for such Plan Year, provided, however, that in accordance with Treasury regulations, the Administrative Committee may elect to take into account, in computing average contribution percentage, Pretax Deferrals or any elective deferrals and qualified nonelective contributions under this Plan or any other plan maintained by the Company. The term "ADP Testing Compensation" shall have the same meaning as set forth in section 4.6. For the purpose of this section 4.7, the terms "elective deferrals" and "qualified nonelective contributions" shall have the same meaning as in Code section 401(m)(4).

     4.8 Multiple Use Limitation. If, as a result of the testing described in sections 4.6 and 4.7, each of the four conditions described in Treasury Regulation section 1.401(m) - 2(b)(1) exist in spite of any reductions which may be made pursuant to subsections 4.9(b) and 4.9(c), then the Administrative Committee shall reduce the Pretax Deferrals elected by the Participants who are

Highly Compensated Employees in the manner described in subsections 4.9(a) or 4.9(b). The reduction shall be made as necessary to prevent any one of the four conditions described above from occurring. For the purpose of this section 4.8, the term "Highly Compensated Employee" shall have the meaning set forth in section 4.6.

     4.9  Reductions to Pretax Deferrals and After-Tax Contributions.

     (a) If it becomes necessary for the Administrative Committee to reduce the Pretax Deferral of a Participant during the current Plan Year as a result of (i) the operation of the last paragraph of section 4.5, (ii) the Plan's expected failure to comply with the actual deferral percentage test pursuant to section 4.6, or (iii) the Plan's expected failure to comply with the multiple use limitation of section 4.8, then the difference between the percentage elected by the Participant and the percentage as reduced shall, absent a contrary instruction from the Participant on his Pretax Deferral election form, be contributed by the Participant as an Adjustment Contribution through regular payroll deductions.

          In the case of a Participant who is making a contribution under this subsection, any election to increase, decrease, or discontinue Pretax Deferrals under section 4.3 shall increase or decrease contributions under this subsection first before changing Pretax Deferrals.

     (b) To the extent necessary to conform to the limitations contained in sections 4.6 and 4.8 after the close of the Plan Year, the Administrative Committee shall reduce Pretax Deferrals made on behalf of Highly Compensated Employees. Such reduction shall be effected by reducing Pretax Deferrals made on behalf of Highly Compensated Employees sequentially and in descending order, beginning with:

          (1) For Plan Years beginning before January 1, 1997, the Highly Compensated Employee who elected the highest percentage of such contributions; and

          (2) For Plan Years beginning after December 31, 1996, the Highly Compensated Employee who elected the largest dollar amount of such contributions;

          and continuing as needed to conform to such limitations.

          Any such reduction in the Pretax Deferrals made on behalf of any Participant shall be refunded to the Participant as soon as administratively possible, together with any earnings allocable to such excess contributions for the Plan Year for which the excess contributions were made and for the period between the end of that Plan Year and the date of distribution, as provided in the rules adopted by the Administrative Committee at the time. In no event, however, shall such excess contributions or such earnings allocable thereto be left undistributed any later than the last day of the Plan Year following the Plan Year in which such excess contributions were made.

     (c)  To the extent necessary to conform to the limitations contained in section 4.7 after the close of the Plan Year, the Administrative Committee shall reduce the After-Tax Contributions or Employer matching contributions made on behalf of Highly Compensated Employees. Such reduction shall be effected by reducing After Tax Contributions or Employer matching contributions made on behalf of Highly Compensated Employees sequentially and in descending order, beginning with:

          (1) For Plan Years beginning before January 1, 1997, the Highly Compensated Employee who elected the highest percentage of such contributions; and

          (2) For Plan Years beginning after December 31, 1996, the Highly Compensated Employee who elected the largest dollar amount of such contributions;

          and continuing as needed to conform to such limitations.

          Any such reduction in After-Tax Contributions, Adjustment Contributions or vested Employer matching contributions made on behalf of any Participant shall be refunded to the Participant as soon as administratively possible, together with any earnings allocable to such excess aggregate contributions for the Plan Year for which the excess aggregate contributions were made and for the period between the end of that Plan Year and the date of distribution, as provided in the rules adopted by the Administrative Committee at the time. In no event, however, shall such excess aggregate contributions or such earnings allocable thereto be left undistributed any later than the last day of the Plan Year following the Plan Year in which such excess contributions were made.

If there is a loss allocable to the excess aggregate contribution, the excess aggregate contributions to be distributed to a Participant shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's After-Tax Contributions, Adjustment Contributions and Employer matching contributions for the Plan Year. Excess aggregate contributions shall be distributed from the Participant's Employee Account and Matching Account in proportion to the

Participant's After-Tax Contributions, Adjustment Contributions and Employer matching contributions for the Plan Year.

For the purpose of this section 4.9, the term "Highly Compensated Employee" shall have the meaning set forth in section 4.6.

     4.10 Deposit of Pretax Deferrals, After-Tax Contributions and Adjustment Contributions. The amount to be contributed to the Plan because of Participants' elections under section 4.1 shall be paid out of the Employer's funds and shall be deposited in the Trust Fund as soon as practicable after the payment date for each payroll period. Adjustment Contributions shall be deposited in the Trust Fund at the same time as contributions under section 4.1.

     4.11 Crediting of Pretax Deferrals, After-Tax Contributions and Adjustment Contributions. The amounts contributed to the Trust Fund under section 4.1 and section 4.9 on behalf of a Participant shall be credited to the Pretax Deferral Account and Employee Account, if applicable, of each such Participant as soon as administratively possible.

     4.12 Distribution of Excess Deferrals. Notwithstanding any other provision of the Plan, excess deferral amounts and income allocable thereto shall be distributed no later than April 15 to Participants who claim such allocable excess deferral amounts for the preceding calendar year. For purposes of this section 4.12, "excess deferral amount" shall mean the amount of Pretax Deferrals for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth below.

The Participant's claim shall be in writing, shall be submitted to the Administrative Committee no later than March 1, shall specify the Participant's excess deferral amount for the preceding calendar year, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such excess deferral amount, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k), or 403(b) of the Code, exceeds the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferral occurred.

The excess deferral amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the excess deferral, shall in no event be less than the lesser of the Participant's Account or the Participant's Pretax Deferrals for the Plan Year.

                   Article 5. Employer Matching Contributions
                   ------------------------------------------

     5.1 Employer Matching Contributions. Each Participant for whom a Pretax Deferral, an After-Tax Contribution or an Adjustment Contribution was made during a pay period (other than a Participant who is a member of United Steelworkers of America Local 13300) shall be entitled to an additional allocation equal to 100 percent (50% in the case of each Participant who is a member of United Steelworkers of America Local 336 and 75% in the case of each Participant who is a member of United Steelworkers of America Local 14734) of the contributions under section 4.1 and section 4.9 allocable to him for the pay period, provided that the additional allocation cannot be based on more than 6 percent of Compensation.

Allocations to be made for any Participant for any Plan Year under this section
5.1 shall be limited to the extent necessary to prevent Annual Additions of the Participant from exceeding the limits of section 5.5.

The Employer shall contribute an amount which, when added to forfeitures, is sufficient to provide the required allocations.

     5.2 Deposit of Employer Matching Contributions. To the extent not provided from forfeitures in accordance with section 5.4, Employer matching contributions shall be paid out of funds in the manner specified in section 4.10. Such contributions shall be deposited and posted to the Trust Fund as soon as practicable after the end of the payroll period for which they are made.

     5.3 Crediting of Employer Matching Contributions. The allocations required under section 5.1 shall be credited to the Matching Account of any Participant who is entitled to such an allocation on the date on which the matched Pretax Deferrals, After-Tax Contributions and Adjustment Contributions are credited.

     5.4 Forfeitures. The Administrative Committee shall use forfeitures occurring in any processing period to reduce Employer matching contributions for such processing period and future processing periods. Forfeitures shall be used to reduce matching contributions of all Employers without regard to whether the forfeitures are attributable to persons employed by any individual Employer. If the amount of forfeitures occurring in a processing period exceeds the amount of matching allocations to be made for such processing period, then the excess shall be held in a suspense account and allocated in lieu of Employer matching contributions in succeeding pay periods. No Employer matching contributions shall be made until any balance in the suspense account is exhausted, and if the Plan terminates while such a balance exists, the balance shall be allocated in proportion to the Compensation of all Participants for the Plan Year to the extent of the maximum amount permitted under section 5.5.

     5.5 Limitation on Annual Additions. Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan and any other defined contribution plan, as defined in section 414(i) of the Code, maintained by the Employer or any other Affiliate, to a Participant's Account for any Plan Year, which shall be the limitation year for purposes of section 415 of the Code, shall not exceed the lesser of:

     (a) $35,000, or such higher amount as may be permitted by the Secretary of the Treasury pursuant to Code section 415(d), or

     (b) 25 percent of the Participant's Taxable Compensation for the limitation year.

     5.6 "Annual Addition" Defined. For purposes of section 5.5, the term "Annual Addition", with respect to any Participant for a Plan Year shall mean the aggregate of:

     (a) the amount of Employer contributions (including Pretax Deferrals) and forfeitures allocated to the Participant's account under this Plan and any other defined contribution plan, as defined in section 414(i) of the Code, maintained by the Employer or any other Affiliate for the Plan Year;

     (b) the amount of a Participant's After-Tax Contributions made during such Plan Year; and

     (c) For the purpose of subsection (a) of section 5.5 only, the amount of Employer contributions, if any, allocated to an account described in Code section 419A(d)(1) or an account described in Code section 415(l)(2).

     5.7 Other Defined Contribution Plans. If the Company or any nonparticipating Affiliate maintains any other qualified defined contribution plan for its Employees, some or all of whom are Participants of this Plan, then any such Participant's Annual Additions (after reductions required under the provisions of such other plan or plans) shall first be reduced under such other plan and then shall be reduced under this Plan, if such reduction is required for purposes of reducing allocations on a combined basis, to the limits of section 5.5.

     5.8 Deductibility Limitation. The dollar amount of Company contributions, as provided under sections 4.1 and 5.1, shall be limited to the amount deductible under section 404 of the Code for the taxable year for which such contributions are paid.

     5.9 Adjustment of Allocations. Allocations to the Accounts of a Participant in excess of the limit of section 5.5 cannot occur because of limitations on allocations set forth in sections 4.5, 5.1 and 5.4. However, if an allocation to the Account of a Participant would exceed the limit of section
5.5 due to a reasonable mistake in estimating a Participant's Compensation, then any amount which cannot be allocated shall be held in a suspense account and shall be allocated to the account of such Participant in the next following Plan Year, to the maximum extent permitted under section 5.5.

                         Article 6. Vesting and Benefits
                         -------------------------------

     6.1 Vesting. The right of a Participant to his Pretax Deferral Account, his Employee Account, and his Rollover Account shall be fully vested at all times. The right of a Participant to his Matching Account shall fully vest in him or his Beneficiary:

     (a) upon any of the following events, while actively employed by the Company or an Affiliate:

          (i)   his attainment of age 65;

          (ii)  his death;

          (iii) his Disability; or

          (iv)  termination of the Plan, or

     (b) if the obligation to make contributions under this Plan is terminated, or if any event occurs which constitutes a partial termination of the Plan with respect to the Participant.

The provisions of this section 6.1 notwithstanding, each Participant shall vest in his Matching Account in increments based on his completed years of Service pursuant to the following table:

                Years of Service                Percentage Vested
                ----------------                -----------------
                   Less than 1                           0
                        1                               20
                        2                               40
                        3                               60
                        4                               80
                    5 or more                          100

Being vested does not mean that a Participant is entitled to immediate receipt of his benefit. Benefits under the Plan shall be paid only in accordance with this Article 6.

Notwithstanding the foregoing provisions of this section 6.1, the following special vesting provisions shall apply.

Each Participant who is an "Employee" as that term is defined in that certain agreement dated March 20, 1987 between Occidental Electrochemicals Corporation and Ecolab, Inc. shall be fully vested in his Matching Account effective as of March 25, 1987.

Each Participant who is an "Employee" as that term is defined in that certain agreement dated December 9, 1986 between Oxy-Diamond Holding Corporation and Henkel Corporation shall be fully vested in his Matching Account effective as of April 3, 1987.

Each Participant who is a "Salaried Employee" as defined in section 12.01(b) of that certain agreement dated January 8, 1988 between Occidental Chemical Corporation and Franklin-Burlington Plastics, Inc. shall be fully vested in his Matching Account effective as of January 8, 1988.

Each Participant who becomes an employee of Armand Hammer Museum of Art and Cultural Center Inc. immediately upon his Separation from Service shall thereupon become fully vested in his Matching Account.

Each Participant who was an Employee of Kentucky-Ohio Transportation Co. and who Separated from Service as a result of the November 9, 1990 sale of the Wheelersburg, Ohio terminal shall be fully vested in his Matching Account effective as of that date.

Each Participant who was a "Transferred Employee" as defined in the Agreement of Purchase and Sale between Occidental Chemical Corporation and American Mirrex Corporation dated

February 28, 1992 shall be fully vested in his Personal Savings Account effective as of March 25, 1992.

Each Participant who is described in section 10(j) of the Asset Purchase Agreement Dated as of March 3, 1993 Among American Ref-Fuel Company of Niagara, L.P., as Purchaser, and Occidental Chemical Corporation and Hooker Energy Corporation, as Sellers, shall be fully vested in his Personal Savings Account effective as of May 5, 1993.

Each Participant who is an "Included Salaried Employee" as defined in section 3.4(c) of the Stock Purchase Agreement by and between Glenn Springs Holdings, Inc. and CONSOL Inc. and CONSOL Energy Inc. dated April 14, 1993 shall be fully vested in his Personal Savings Account effective as of the Closing thereof.

Each Participant who is a "Transferred Employee" as defined in Section 9.1(c) of the Asset Transfer Agreement between Occidental Chemical Corporation as Seller and Borden Chemicals and Plastics Operating Limited Partnership as Buyer Dated as of August 12, 1994 shall be fully vested in his Personal Savings Account as of the Closing Date thereof.

Each Participant who is a "Salaried Employee" as defined in Section 9.1(b) of the Asset Transfer Agreement between Occidental Chemical Corporation as Seller and Ozite Corporation as Purchaser Dated as of September 29, 1994 shall be fully vested in his Personal Savings Account as of the Closing Date thereof.

Each Participant who is an "Offered Employee" as defined in Section 8.1(a) of the Asset Purchase Agreement between Occidental Chemical Corporation and Lyondell Petrochemical Company dated April 13, 1995 shall be fully vested in his Personal Savings Account as of the Closing Date thereof.

Each Participant who is a "Salaried Employee" as defined in Section 6.7(a) of the Stock Purchase Agreement dated as of September 11, 1995 between Phosphate Holding Company, Inc. "Purchaser" and Occidental Chemical Corporation "Seller" shall be fully vested in his Personal Savings Account as of the Closing Date thereof.

Each Participant who is a "Transferred Salaried Employee" or a "Union Employee", as those terms are defined in Section 5.24 of the Asset Purchase Agreement By and Between OCC Tacoma, Inc. as Seller and Pioneer Companies, Inc. as Purchaser dated as of May 14, 1997, shall be fully vested in his Personal Savings Account as of the Closing Date thereof.

Each Participant who is a "Covered Employee" as that term is defined in paragraph I(f) of the Employee Transfer Agreement by and among Occidental Chemical Corporation, CXY Chemicals, U.S.A., and CXY Chemicals U.S.A. Inc. dated December 16, 1997, shall be fully vested in his Personal Savings Account as of the Covered Employee's CXY Employment Date, as determined under such agreement.

Each Participant who is a "Partnership Employee" as defined in Section 2.8(a) of the Agreement and Plan of Merger and Asset Contribution among Occidental Petrochem Partner 1, Inc., Occidental Petrochem Partner 2, Inc., Oxy Petrochemicals Inc., PDG Chemical Inc. and Equistar Chemicals, LP Dated May 15, 1998, shall be fully vested in his Personal Savings Account as of June 1, 1998.

Each Participant who is a "Hired Employee" as defined in section 1.13 of the Stock Purchase Agreement between Occidental Chemical Holding Corporation and Eltech Systems Corporation dated April 15, 1999 shall be fully vested in his Personal Savings Account as of April 15, 1999.

Each Participant who is an "Employee" as that term is defined in Appendix A to the Master Transaction Agreement between The Geon Company and Occidental Chemical Corporation dated December 22, 1998 and who becomes an employee of Oxy Vinyls, LP on May 1, 1999 shall be fully vested in his Personal Savings Account as of April 30, 1999.

Each Participant who is an "Employee" as that term is defined in Section 5.4 of the Asset Purchase and Sale Agreement (Burlington) dated as of April 30, 1999 between Occidental Chemical Corporation, as the Seller and The Geon Company, as the Buyer, shall be fully vested in his Personal Savings Account as of April 30, 1999.

Each Participant who is an "Assumed Employee" as that term is defined in Section 8.5(a) of the Asset and Partnership Interest Purchase Agreement, dated as of October 31, 2000, by and among Sumikon Specialties Corp., a Delaware corporation, Sumitomo Bakelite Co., Ltd., a Japanese corporation, and Occidental Chemical Corporation, a New York corporation, shall be fully vested in his Personal Savings Account as of January 31, 2001.

Each Participant who is a "Transferred Employee", as that term is defined in
Section 8.4(a) of the Asset Purchase Agreement by and between Occidental Chemical Corporation, as "Seller" and Gabriel Ashtabula, L.L.C., as "Purchaser", dated as of May 17, 2001 shall be fully vested in his Personal Savings Account as of June 29, 2001.

Each Participant who is eligible to participate in the Occidental Petroleum Corporation Notice and Severance Pay Plan (the "Severance Plan") and who receives benefits thereunder shall be fully vested in his Personal Savings Account as of the time of cessation of his receipt of benefits under the Severance Plan. Additionally, each Participant who is entitled to receive severance benefits pursuant to an individual agreement which provides such benefits in lieu of the benefits provided by the Severance Plan shall be fully vested in his Personal Savings Account as of the time of cessation of his receipt of severance benefits under such agreement.

Each Participant who is eligible to participate in the Altura Energy Ltd. Severance Divestment Plan (or any successor plan) (the "Altura Severance Plan") and who receives benefits thereunder shall be fully vested in his Personal Savings Account as of the time of cessation of his receipt of benefits under the Altura Severance Plan.

Each Participant shall have a fully vested and nonforfeitable interest in the Rollover Account established on his behalf pursuant to section 9.14 as a result of the merger with the MidCon Corp. ESOP.

     6.2 Benefits Upon Separation from Service. Every Participant who Separates from Service for any reason other than death shall have the vested portion of his Personal Savings Account, valued as provided in Article 9, distributed to him as soon as practicable after receipt by the Administrative Committee of a request for distribution filed by the Participant. Prior to 1997, a request for distribution may be filed only after the earlier of (i) the Participant's Separation from Service, or, (ii) January 1 of the calendar year in which he attains age 70 1/2. After 1996, a request for distribution may be filed only after the Participant's Separation from Service. If a Participant attains age 70 1/2 before 1996, or if a Participant is a 5% owner, distribution shall be made or commenced by the Administrative Committee by December 31 of the calendar year of such attainment irrespective of whether the Participant has filed a request and irrespective of whether he Separates from Service, provided that this limitation shall not apply to Participants who attained age 70 1/2 before January 1, 1988. If a Participant who is not a 5% owner attains age 70 1/2 after 1995, distribution shall be made or commenced by the Administrative Committee by December 31 of the calendar year that the Participant Separates from Service.

Notwithstanding anything contained above in this section 6.2, if a Participant who is not a 5% owner attains age 70 1/2 after December 31, 1987 and prior to January 1, 1999, such Participant shall be entitled to elect to receive a distribution of his Personal Savings Account, or to receive commencement of such a distribution, at any time on or after December 31 of the year in which he attains age 70 1/2, irrespective of whether he has incurred a Separation from Service.

Every Participant, spousal Beneficiary, or Alternate Payee who receives a distribution which is an eligible rollover distribution (as defined in Code section 402(c)(4)) shall be entitled to direct the Administrative Committee to transfer all or part of the taxable portion of his distribution to any eligible retirement plan (as defined in Code section 402(c)(8)(B)) which provides for the receipt of such direct transfers. The Administrative Committee shall, within a reasonable period of time before making an eligible rollover distribution, provide to the recipient a copy of the written explanation required by Code section 402(f).

     6.3 Forfeiture of Contingent Interests. Any portion of a Participant's Personal Savings Account that is not vested in him under the provisions of section 6.1 upon his Separation from Service shall be forfeited. If the Participant is rehired, then the cash value (determined at the time of forfeiture) of the amount forfeited may be restored to his Personal Savings Account by making a special allocation out of forfeitures. The restoration of any amounts forfeited is based on the following provisions:

     (a) Any Participant who Separated from Service less than fully vested on or after January 1, 1982 will have his forfeitures restored upon rehire. Upon restoration, his Account will be credited by the amount of the forfeiture. The Participant's vested portion in this amount, at the time of the restoration, shall be the Participant's vested percentage in his Matching Account, as determined under section 6.1, multiplied by the amount of the restoration.

     (b) Any Participant who Separated from Service less than fully vested on or after January 1, 1981 will have his forfeitures restored, if he is rehired on or before December 31, 1982.

     (c) Any Participant who Separated from Service less than fully vested prior to January 1, 1981 and was not rehired prior to January 1, 1984 will not be entitled to a restoration of forfeitures.

Notwithstanding the foregoing, any individual who was a participant in the MidCon Corp. ESOP and who, prior to December 18, 1997, incurred a Separation from Service shall, upon becoming an Employee, have the unvested portion of his account under the MidCon Corp. ESOP, determined as of the Valuation Date coinciding with or immediately preceding the date of such Separation from Service, restored to a Rollover Account under the Plan. The Employer shall restore any such amounts by making a special allocation out of forfeitures available for reallocation in the Plan Year of the restoration, provided that if such forfeitures are insufficient for such restoration, the Employer shall make a special contribution in cash for purposes of such restoration. Any amount restored to a Rollover Account under this section shall be fully vested and nonforfeitable.

     6.4 Death Benefits. Should a Participant die while he is still employed by the Company or an Affiliate, or after a Separation from Service but prior to distribution of his Personal Savings Account, the balance of said deceased Participant's Personal Savings Account, valued as provided in Article 9, shall be distributed to his Beneficiary as soon as practicable after the Participant's death. Distribution of the deceased Participant's Personal Savings Account shall be in the form of an immediate annuity for the life of the Beneficiary with monthly payments as provided in subsection 6.5(c), in an immediate lump sum payment, or in an immediate 10-year term certain and continuous annuity with monthly payments as provided in subsection 6.5(e), as the Beneficiary may elect prior to the receipt of a benefit on a form filed with the Administrative Committee, provided that if the Participant has designated more than one Beneficiary, distribution shall be made in the form of a lump sum, with payment to be made to all Beneficiaries concurrently as soon as possible after death. Additionally, a Beneficiary who is the Participant's spouse may elect, prior to receipt of a benefit, on a form filed in accordance with procedures established by the Administrative Committee, to defer receipt of payment of the deceased Participant's Personal Savings Account, but not beyond December 31 of the year which includes the date the Participant would have attained age 70 1/2, or to take a partial cash distribution as provided in subsection 6.5(b). In the absence of an election otherwise, the benefit shall be paid to the Beneficiary in an immediate lump sum. Notwithstanding the above, in the case of a Beneficiary which is a trust or an estate, distribution shall be made in an immediate lump sum payment.

     Should an Alternate Payee or the Beneficiary of a deceased Participant or Alternate Payee die prior to distribution of a separate Account established on his behalf, the balance of said deceased individual's Account, valued as provided in Article 9, shall be distributed to his Beneficiary as soon as practicable after his death. Such distribution shall be made in the form of a lump sum payment.

In the case of a Beneficiary of a Participant for whom a direct plan-to-plan transfer was made to this Plan from the Laurel Industries Inc. Incentive Savings Plan (the "Laurel Plan"), distribution may be made, at the election of the Beneficiary, in any form described in section 6.6(g)(1)(ii) of the Laurel Plan as in effect on December 31, 1996, provided that the amount subject to such election shall not exceed the amount of the Beneficiary's Account attributable to such transfer.

     6.5 Forms of Payment. Every Participant who Separates from Service for any reason other than death or an event described in Code section 401(k)(10)(A) shall have the vested portion of his Personal Savings Account distributed to him under one of the following distribution options selected by the Participant on a form prescribed by the Administrative Committee:

     (a)  One lump sum payment; or

     (b) A partial cash distribution in a specified dollar amount, provided that a Participant may request a partial cash distribution only once in any six month period; or

     (c) An immediate straight life annuity providing monthly payments for the life of the Participant. No monthly payments will be made after the Participant's death; or

     (d) An immediate joint and survivor annuity providing monthly payments for the Participant's lifetime. Upon the Participant's death, 50, 75, or 100 percent of the monthly payment, whichever is elected by the Participant, will continue for the lifetime of the Beneficiary if the Beneficiary survives the Participant; or

     (e) An immediate 10-year term certain annuity which provides monthly payments for the life of the Participant with a guarantee that a minimum of 120 such payments will be made even if the Participant dies before receiving all of them. The Participant's Beneficiary will receive the remaining payments; or

     (f) Total deferral of receipt of payment of the vested portion of his Personal Savings Account, but not beyond December 31 of the calendar year of the Participant's attainment of age 70 1/2, provided that a Participant who elects a deferral of payment under this subsection (f) may not request a partial cash distribution under subsection (b) subsequent to his attainment of age 70 1/2.

A Participant who Separates from Service as a result of an event described in Code section 401(k)(10)(A), and who would not otherwise be considered to have Separated from Service, shall have the vested portion of his Personal Savings Account distributed to him in one lump sum payment.

The Company does not guarantee the benefits described in subsections (c), (d), and (e) above. In the event of the failure of the issuer of an annuity to comply with its obligations under an annuity contract purchased by the Plan, the Participant's, Beneficiary's, or Alternate Payee's remedy will be limited to his claim against the issuer.

The failure of a Participant to make a selection as described above upon his Separation from Service will be deemed to be an election by the Participant to defer the commencement of his benefits.

A Participant who elects to receive a partial cash distribution pursuant to subsection (b) may not make a subsequent request for a lump sum payment pursuant to subsection (a) or an immediate annuity pursuant to subsection (c), (d), or
(e) until the processing period following the processing of his partial cash distribution.

If distribution is to be made in the form of an immediate annuity, then the balance of the Participant's Personal Savings Account shall be used to purchase an immediate non-transferable commercial annuity contract which shall be distributed to the Participant.

The automatic distribution option to a Participant shall be a lump sum payment.

In the case of a Participant who elects to receive a benefit pursuant to subsection (d) or subsection (e) above, the present value of the payments to be made to the Participant must be more than 50 percent of the present value of the total payments to be made to the Participant and his Beneficiary.

An election form shall be provided to the Participant in non-technical language and shall contain (i) a general description of the distribution options and the relative financial effect of each option, and (ii) notification that such Participant may subsequently request to receive an additional written explanation in non-technical language, of the terms, conditions and projected financial impact of one or more of the distribution options (in terms of dollars per projected monthly annuity payment).

Any election by a married Participant to receive his benefits in the form of an annuity other than an immediate 50 percent, 75 percent or 100 percent joint and survivor annuity with his spouse as joint annuitant must be accompanied by a signed, notarized written consent from the spouse on a form prescribed by the Administrative Committee, which consent shall state the potential effect to such spouse of consenting to such an election. Such consent must designate a Beneficiary (or form of benefits) which may not be changed without spousal consent, provided that the consent of the spouse may expressly permit designations by the Participant without any requirement for further consent by the spouse. Any election of a form of distribution under this section must be filed in accordance with procedures established by the Administrative Committee during an election period of not more than 90 days and, except as provided below, not less than 30 days ending on the day prior to the date as of which his benefits are scheduled to commence; provided, however, that if the Participant makes a timely request to receive additional information, as described above, the election period shall not end prior to 30 days following the furnishing of such information. A Participant may revoke an election of any benefit form described in this section and choose again to take any form of benefit available to him hereunder at any time and any number of times within the above election period. Notwithstanding the previous two sentences, a Participant, after having received the written description described in this section, may reject the automatic election described in this section and elect a different option, in the manner described above, even though the written description was provided less than 30 days prior to his benefit commencement date, so long as the conditions contained in Treasury Regulation section 1.417(e)-1T(b)(3)(ii) have been met. If the Participant makes an untimely request for additional information, the Administrative Committee, at its discretion, may grant such request, but the granting of such request shall not result in the extension of the election period.

In the case of an Alternate Payee who becomes entitled to receive his Account pursuant to an appropriate domestic relations order, where the order so permits, or where the order is silent as to the form of payment to be made, his Account shall be distributed to him in the form of a lump sum payment pursuant to option
(a) above, or in the form of a lump sum payment following a deferral pursuant to option (f) above, as the Alternate Payee may select on a form to be prescribed by the Administrative Committee. In the absence of such a selection by an Alternate Payee, his Account will be distributed to him in the form of a lump sum payment pursuant to option (a) above. Where an order so permits, an Alternate Payee's Account may be distributed to him in the form of an immediate straight life annuity providing monthly payments for the life of the Alternate Payee, a partial cash distribution as described under option (b) above, an immediate 50 percent, 75 percent or 100 percent joint and survivor annuity, or an immediate 10-year term certain annuity which provides monthly payments for the life of the Alternate Payee with a guarantee that a minimum of 120 such payments will be made even if the Alternate Payee dies before receiving all of them; in that event the Alternate Payee's Beneficiary will receive the remaining payments.

In the case of a Participant, Beneficiary or Alternate Payee receiving a distribution in the form of one lump sum payment pursuant to option (a) above, the value of his vested interest attributable to investments other than Stock shall be paid in cash when distributed, and the vested interest that is attributable to Account balances consisting of Stock shall be distributed in full shares of Stock plus cash representing the value of any fractional share. However, by written notice to the Administrative Committee, the Participant, Beneficiary or Alternate Payee may elect to receive cash in such amount as may be provided by the value (as determined under Article 9) of the Stock that would otherwise be distributed to him. Such a Participant may elect to receive all or a portion of his Account in the form of whole shares of Stock, plus cash for any fractional share, provided that any such election shall be implemented in accordance with administrative procedures established by the Administrative Committee by transferring the investment of such Account or portion thereof, as applicable, (including without limitation amounts transferred from the MidCon Corp. ESOP) as soon as practicable to the OPC Stock Fund and distributing such amounts as soon as practicable thereafter.

In the case of a Participant for whom a direct plan-to-plan transfer was made to this Plan from the Laurel Industries Inc. Incentive Savings Plan (the "Laurel Plan"), distribution may be made, at the election of the Participant, in any form described in section 6.5(b)(2) of the Laurel Plan as in effect on December 31, 1996, provided that the amount subject to such election shall not exceed the amount of the Participant's Account attributable to such transfer.

     6.6 Time of Payment of Benefits. Distribution of benefits to a Participant who Separates from Service shall begin not later than the 60th day after the close of the Plan Year in which occurs the later of (i) the Participant's Separation from Service, or (ii) the Participant's 65th birthday, unless the Participant chooses a later payment under section 6.2. If for any reason the amount which is required to be paid cannot be ascertained on the date payment would be due hereunder, payment or payments shall be made not later than 60 days after the earliest date on which the amount of such payment is ascertained.

In the case of an Alternate Payee who is entitled to receive benefits under this Plan, distribution of benefits may be made at any time that the governing order may permit, irrespective of the Participant's age and irrespective of whether the Participant has Separated from Service, so long as either the amount to be distributed to the Alternate Payee does not exceed $5,000 or the Alternate Payee consents in writing to the distribution.

     6.7 Withdrawals. Any Participant or Inactive Participant who is actively employed by the Company or an Affiliate may withdraw any amount, up to 100 percent of the sum of (i) such Participant's Employee Account, (ii) his Matching Account if the Participant is fully vested in such Account, and (iii) his Rollover Account, if any, to the extent permissible, provided that no withdrawal request may be processed more often than once in any six-month period beginning with the date the Participant's or Inactive Participant's most recent withdrawal request was processed. Any Participant or Inactive Participant who has attained age 59 1/2 may also withdraw any amount in his Pretax Deferral Account under this section. A Participant or an Inactive Participant shall be prohibited from requesting a withdrawal in any semimonthly processing period in which a loan distribution is being processed.

Application for a withdrawal shall be made on such forms as the Administrative Committee prescribes and shall be effective as of the end of the semimonthly processing period in which such application is received by the Administrative Committee. The Administrative Committee shall direct the Trustee, in such cases, to pay the Participant or Inactive Participant the amount so requested in a single sum.

Every Participant who receives a withdrawal which is an eligible rollover distribution (as defined in Code section 402(c)(4)) shall be entitled to direct the Administrative Committee to transfer all or part of the taxable portion of his withdrawal to any eligible retirement plan (as defined in Code section 402(c)(8)(B)) which provides for the receipt of such direct transfers. The Administrative Committee shall, within a reasonable period of time before making an eligible rollover distribution, provide to the recipient a copy of the written explanation required by Code section 402(f).

A withdrawal from a Participant's Account balances invested in Stock shall be in the form of full shares of Stock and cash representing any fractional share, except that cash shall be paid in lieu of full shares of Stock if the Participant specified in his written request for withdrawal that the withdrawal be in the form of cash. A withdrawal from account balances invested in assets other than Stock shall be paid in cash. A withdrawal consisting of pre-1987 contributions from the Employee Account only shall be in the form of cash.

Withdrawals shall be paid first out of the net cumulative pre-1987 contributions from the Employee Account. Withdrawals shall then be paid out of the net cumulative post-1986 contributions, together with earnings thereon, on a prorata basis, from the Employee Account. Additional amounts shall be withdrawn, if needed, from earnings on pre-1987 contributions from the Employee Account, then from the Rollover Account, if any, to the extent permissible, then from the Pretax Deferral Account if permissible, and then from the Matching Account. If a Participant withdraws any amount from the Matching Account on or after April 1, 1988, the Participant (other than a Participant who has attained age 59 1/2 at the time the withdrawal is requested, and who withdraws the entire balance in his Personal Savings Account) shall not be permitted to make any Pretax Deferrals, After-Tax Contributions or Adjustment Contributions, or receive Company Matching Contributions for a period of six calendar months after the withdrawal is processed. The preceding sentence shall be inapplicable in the case of a withdrawal effected by a creditor of a Participant pursuant to any insolvency proceeding initiated under federal or state law or pursuant to any tax levy.

     6.8 Debiting of Investment Funds. If a Participant making less than a total withdrawal of his Accounts under section 6.7, or receiving a distribution of excess deferral amounts under section 4.12, has his Accounts invested in more than one Investment Fund, the amount withdrawn from his Accounts shall be withdrawn from such Investment Fund or combination of Investment Funds in which the Employee has invested on a prorata basis.

If a Participant receives a partial cash distribution under section 6.5(b), the amount distributed from his Accounts shall be withdrawn from his Investment Funds on a pro-rata basis within each such Account as follows: first, his Employee Account, then his Rollover Account, then his Pretax Deferral Account, and then his Matching Account.

     6.9 Small Amounts. If the vested balance of a Participant's Personal Savings Account is $5,000 or less when he or his Beneficiary becomes entitled to a benefit under sections

6.4 or 6.5, then distribution shall be made in the form of a lump sum payment, partial cash distribution, or a deferral as described in sections 6.5(a), 6.5(b), and 6.5(f), respectively.

                          Article 7. Participant Loans
                          ----------------------------

     7.1 Eligibility. An Employee who is an Eligible Employee or an Inactive Participant may borrow from the Plan in accordance with the terms and conditions of this Article 7.

An Employee may have only one loan outstanding at any time. An Employee shall be prohibited from applying for a loan in any semimonthly processing period in which an in-service withdrawal (including a withdrawal effected by a creditor of a Participant pursuant to any insolvency proceeding initiated under federal or state law or pursuant to any tax levy) is being processed.

     7.2 Loan Amount. An eligible Employee shall be able to borrow an amount of at least $1,000, in increments of $100, as long as the amount of the loan does not exceed the lesser of

     (a) fifty percent (50%) of the Employee's vested Personal Savings Account value, or

     (b) fifty thousand dollars ($50,000), reduced by the highest outstanding balance of loans to the Employee during the one year period ending on the day before the date on which such loan was made.

If the Employee is also covered under another qualified plan maintained by the Company or an Affiliate, the limitation of clause (b), above, shall be applied as though all such qualified plans with loan provisions are one plan.

The initial amount of the loan shall be limited so that repayments of principal and interest will not exceed twenty-five percent (25%) of base compensation.

     7.3 Loan Terms. The period of repayment for any loan shall be arrived at by mutual agreement between the Administrative Committee and the Employee; provided, however, that the period of repayment must be in full-year increments and shall not extend beyond the earlier of five years (ten years in the case of a loan meeting the requirements of Code section 72(p)(2)(B)(ii)) or the Employee's Separation from Service.

All loans shall bear an interest rate which shall be stated by the Administrative Committee and shall be based on the rate being charged by Western Federal Credit Union for loans secured by the borrower's deposit account during the calendar month prior to the calendar month in which the loan is requested. Such interest rate shall remain in effect for the entire loan term.

All loans shall include repayment provisions requiring equal periodic payments no less than quarterly over the term of the loan.

     7.4 Source of Loan Funds and Valuation. The funds needed to provide the principal amount of the loan shall come from liquidation of Investment Funds. The amounts held in the Employee's Pretax Deferral Account, Rollover Account, and then Employee Account shall be liquidated from such Investment Fund or combination of Investment Funds in which the Employee has invested on a prorata basis.

If all the funds in the Employee's Pretax Deferral Account, Rollover Account, and Employee Account have been exhausted, and if additional funds are needed to provide the principal amount of the loan, the vested portion of his Matching Account shall be liquidated to provide additional loan funds.

Account balances liquidated from all Investment Funds will be valued at the closing value for the Accounting Date in which the loan is processed.

     7.5 Loan Account. The Administrative Committee shall establish a loan account for the Employee, and shall credit the account with an amount equal to the principal amount of the loan granted. Each repayment of the principal on the loan received by the Trustee from the Employee shall reduce the balance credited to the loan account.

     7.6 Repayments. Repayments of the loan principal and interest will be made through regular payroll deductions. The Employee will be required to complete a payroll deduction authorization form for the amount of the repayments, which shall be irrevocable throughout the term of the loan. Employees who are paid monthly, bi-weekly/semi-monthly, and weekly will have twelve, twenty-four and forty-eight periodic payroll deductions, respectively, for each year of the term of the loan.

Irrespective of whether an Employee is currently contributing to the Plan, periodic loan repayments shall first be credited to the Employee's Matching Account, until all amounts which were liquidated for the loan principal amount from that Account, if any, have been repaid. If an Employee is currently contributing to the Plan, repayments shall then be credited to the Employee Account loan balance, if any, then the Rollover Account loan balance, if any, and then the Pretax Deferral Account loan balance, if any, in the same proportions within each such Account as the Employee's current contributions are being invested in the Investment Funds, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. If an Employee is not currently contributing to the Plan, repayments shall then be credited to the Employee Account loan balance, if any, then the Rollover Account loan balance, if any, and then the Pretax Deferral Account loan balance, if any, in the same proportions within each such Account as the latest investment election on file for the Employee, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. If no investment election is on file, all repayments to the Employee Account loan balance, if any, Rollover Account loan balance, if any, and Pretax Deferral Account loan balance, if any, will be made to the Stable Value Fund, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. Any accrued interest on the loan balances in the various Accounts will be credited to the Account to which the related principal repayment is credited.

If an Employee's total compensation will not equal the amount of the required loan repayment for a period not to exceed three months, loan repayment payroll deductions shall be suspended. When the Employee's total compensation once again equals or exceeds the required loan repayment, payroll deductions shall be reactivated in the first payroll period coincident with or next following the increase of total compensation. When the repayments are reactivated, if the number of payroll periods remaining are not sufficient to cover the outstanding loan balance at the end of the maximum loan term, the loan payment shall be reamortized or otherwise adjusted.

The Employee may make a prepayment of the entire outstanding principal loan balance at any time after the end of the month in which the loan application is processed, provided that this limitation shall be inapplicable to an Employee who has Separated from Service. Any prepayments shall be credited first to the Matching Account until all amounts which were liquidated for the loan principal amount, if any, from that Account have been repaid. Any remaining prepayments shall then be credited to the remaining Employee Account loan balance, if any, then the remaining Rollover Account loan balance, if any, and then the remaining Pretax Deferral Account loan balance, if any, in the same proportions within each such Account as the Employee's current contributions are being invested in the Funds, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. If the Employee is not currently contributing to the Plan, all prepayments will then be credited to the Employee Account loan balance, if any, then the Rollover Account loan balance, if any, and then the remaining Pretax Deferral Account loan balance, if any, in the same proportions within each such Account as the latest investment election on file for the Employee, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. If no investment election is on file, all prepayments will then be credited to the outstanding loan balances of the Employee Account, if any, then the Rollover Account, if any, and then the remaining Pretax Deferral Account, if any, and in each such Account to the Stable Value Fund. Any accrued interest on the loan balances in the various Accounts will be credited to the Account to which the related principal payment is credited. Notwithstanding the loan prepayment provisions described above, an Employee whose outstanding loan balance is considered delinquent as described in section 7.9 shall be prohibited from making a prepayment of his outstanding principal loan balance.

     7.7 Leave of Absence. An Employee who is on an approved, unpaid leave of absence for a period not to exceed three months, shall have his repayment payroll deduction suspended for the duration of the leave. When the Employee returns to pay status, the payroll deductions will be reactivated, as described in the third paragraph of section 7.6, and payments retroactive to the date of commencement of the leave of absence will be required.

An Employee who is on an approved, unpaid leave of absence for a period greater than three months, but not to exceed twelve months shall have his loan reamortized (for a period not exceeding five years from the original loan date) or otherwise adjusted when he returns to pay status. The payroll deductions shall be increased upon the reamortization, and the Employee shall be required to complete a new payroll deduction authorization form for the new amount.

When an Employee incurs a Separation from Service pursuant to section 2.1(dd), any outstanding loan balance is treated pursuant to the terms of section 7.8.

     7.8 Separation from Service. When an Employee incurs a Separation from Service, the outstanding loan balance shall be due and payable as of the last day of the month in which the Separation from Service occurs. If the loan has not exceeded the maximum loan term, the Employee or the Employee's Beneficiary will have a period of two months from the last day of the month in which the Separation from Service occurred, in which to repay the outstanding loan balance in full. If the Employee or the Employee's Beneficiary does not pay the outstanding loan balance in full within the two-month period, or the maximum loan term has been exceeded, any outstanding loan balance shall be treated as a distribution.

     7.9  Delinquent Payments. A loan shall be considered delinquent if

     (a) the Employee, not covered pursuant to the third paragraph of section 7.6, sections 7.7 or 7.8, fails to make a regularly scheduled repayment,

     (b) the Employee's total compensation is insufficient to make the authorized loan repayment payroll deduction for a period exceeding three months, while he is in active pay status,

     (c) the authorized loan repayment payroll deductions are reduced or suspended for any reason, or

     (d) the Employee is declared bankrupt, and unable to make subsequent repayments.

When an Employee's loan is considered delinquent, the outstanding principal loan balance shall be processed as a deemed distribution, within the meaning of proposed Treasury Regulation section 1.72(p)-1, following written notification to the Employee. The deemed distribution shall be immediately taxable to the Employee except to the extent that the deemed distribution represents a nontaxable return of After-Tax Contributions from his Employee Account.

The taxable portion of the deemed distribution shall remain outstanding under the Employee's Savings Account until the Employee incurs a Separation from Service or, if earlier, the Employee becomes Disabled or dies. This amount shall be treated as a nontaxable distribution when the Employee's Savings Account is otherwise distributed.

Except as required by law, the principal loan balance that was processed as a deemed distribution may not subsequently be repaid to the Plan.

     7.10 Loan Rules. The Administrative Committee shall promulgate loan rules, which may be modified from time to time. Each Participant who applies for a loan pursuant to this Article 7 shall be advised of the rules applicable to his loan at the time of his application. Such loan rules, as amended from time to time, are incorporated into and made a part of this Plan.

     7.11 Discontinuance. The foregoing sections of this Article 7 notwithstanding, the Administrative Committee reserves the right to stop granting loans to Employees at any time.

                         Article 8. Investment Elections
                         -------------------------------

     8.1 Investment of Contributions. All Pretax Deferrals, After-Tax Contributions, Adjustment Contributions, rollovers, and loan repayments (both principal and interest) made by and on behalf of a Participant each Plan Year and amounts merged into the Plan pursuant to section 9.14 shall be invested as the Participant shall designate in any of the various Investment Funds in increments of 5 percent of the aggregate amount of such contributions, provided, however, that elections in effect on May 31, 1990 by Participants to have contributions invested in the Active Bond Fund (as that Investment Fund was then defined) shall, effective as of June 1, 1990, be considered to be elections to have contributions invested in the Investment Fund then known as the Fixed Income Fund (now known as the Stable Value Fund), and provided further that elections in effect on December 28, 2000 by Participants to have contributions invested in the Asset Allocation Fund (as that Investment Fund was then defined) shall, effective as of December 29, 2000, be considered to be elections to have contributions invested in the Diversified Balanced Fund. All Matching Contributions allocated to the Account of a Participant shall be invested in the OPC Stock Fund. Each Participant may make the designation described above by making an election in accordance with procedures established by the Administrative Committee upon becoming a Participant, and may change such election at any time thereafter by making another election in accordance with procedures established by the Administrative Committee. In the event that a Participant fails to designate the Investment Fund in which his Pretax Deferrals, After-Tax Contributions, Adjustment Contributions, rollover contributions, or amounts merged into the Plan pursuant to section 9.14 are to be invested, such amounts shall be invested in the Stable Value Fund. Any such election filed shall take effect as of the first Accounting Date of the pay period following the pay period which includes the date of receipt thereof by the Administrative Committee. Elections hereunder may be made on any Accounting Date.

     8.2 Transfers of Existing Balances. Participants, Inactive Participants and Alternate Payees may elect to transfer, in accordance with procedures established by the Administrative Committee, amounts allocated to their accounts as described herein.

Each Participant, Inactive Participant, and Alternate Payee may elect on any Accounting Date to transfer amounts allocated to his Pretax Deferral Account, Employee Account, and Rollover Account from any of the various Investment Funds to the Pretax Deferral Account, Employee Account, or Rollover Account within one or more of the same Funds, in increments of 5 percent of the amount being transferred.

Each election made pursuant to this section 8.2 shall be effective as of the first Accounting Date after the date in which notice thereof is received by the Administrative Committee.

Any transfer made pursuant to this section 8.2 does not affect the investment of future employee contributions, which will be invested according to the last election filed pursuant to section 8.1.

Nothing contained in this section 8.2 shall be construed as preventing a Participant or Inactive Participant from having amounts allocated to his Pretax Deferral Account, Employee Account, Matching Account, or Rollover Account in any Investment Fund transferred to one or more other Investment Funds for the purpose of facilitating an asset transfer to the trustee of a qualified retirement plan sponsored by a purchaser or the subsidiary of a purchaser as a result of a transaction involving the sale by the Company or an Affiliate of either all or substantially all of the outstanding common stock of an Affiliate or all or substantially all of the assets of a production facility, under circumstances where the Participant or Inactive Participant is employed by the Affiliate or at the production facility that is the subject of the sale.

     8.3 Transfer of Assets. In the case of transfers of existing Account balances under section 8.2, the Administrative Committee shall direct the Trustee to transfer moneys or other property as soon as is practical after the end of each Accounting Date from the appropriate Investment Fund to the other Investment Fund in order to carry out the aggregate transfer transactions after the Administrative Committee has caused the necessary entries to be made in the Participants' Accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefor established by the Administrative Committee.

             Article 9. Participant Accounts and Records of the Plan
             -------------------------------------------------------

     9.1 Accounts and Records. The Participant's Pretax Deferral Account, Matching Account, Employee Account, and Rollover Account shall be assigned a subaccount for each Investment Fund in which the Account is invested. Each such subaccount shall be maintained and valued separately from all other subaccounts. The Administrative Committee shall maintain records relative to a Participant's Accounts so that there may be determined as of any Accounting Date the current value of his Accounts in the Trust Fund. For the purpose of this Article 9, references to Personal Savings Accounts of Participants shall also, where appropriate, refer to Personal Savings Accounts of Beneficiaries and Alternate Payees.

Each Participant shall be advised from time to time, at least once each Plan Year, as to the value of his Personal Savings Account and the portions thereof attributable to his Employee Account, Matching Account and the sum of his Employee Account, Pretax Deferral Account, and Rollover Account and to his various Investment Funds..

     9.2 Account Value. As of any given date for which determination of the value of a Participant's Account is required, such value shall equal the sum of the value of his Pretax Deferral Account, Employee Account, Matching Account, and Rollover Account as of the preceding Accounting Date plus any additional contributions withheld or paid and less the amount of any withdrawals from such Account after the Accounting Date and prior to the date of determination.

     9.3 Investment Funds. The Trust Fund shall consist of the Investment Funds, and each Participant who has any interest in an Investment Fund shall have an undivided proportionate interest. The Administrative Committee shall have the right to determine the number of Investment Funds to be maintained by the Plan, and to increase or decrease that number from time to time as it deems appropriate. The Investment Committee shall establish additional Investment Funds or eliminate existing Investment Funds as directed by the

Administrative Committee. In so doing, the Investment Committee shall implement and carry out investment objectives and policies which it shall establish and maintain.

     9.4 Unit Value of Investment Funds. As of each Accounting Date following January 1, 1999, the Trustee shall determine the fair market value of the assets of each Investment Fund, and shall notify the Administrative Committee of the value so determined. Assets for which there is a readily ascertainable market shall be valued by the Trustee at their fair market value, determined by the last known public sale on the Accounting Date as of which the market value is determined. In the absence of a sale on the Accounting Date, the fair market value of such assets, as well as other assets for which there is no readily ascertainable fair market value, shall be determined by the Trustee in such consistent manner as the Trustees shall consider appropriate.

     9.5 Calculation of Unit Value. The Trustee shall divide the aggregate value of the assets of each Investment Fund, as so determined, by the total number of outstanding Units in such Investment Fund on the Accounting Date. The result obtained shall be the new value of each Unit, or "Unit value," as of the Accounting Date. The Unit value for all Investment Funds shall be ten dollars on the first Accounting Date in 1999.

     9.6 Valuation Adjustments. As of each Accounting Date, after the Units in each Investment Fund have been revalued, the Administrative Committee shall adjust the balances in the Accounts of Participants in the respective Investment Funds of the Trust Fund, upward or downward, in proportion to the Account balance of each such Participant in the Investment Fund as of the previous Accounting Date. As a result, the sum of such Account balances will equal the net value of each Investment Fund of the Trust Fund as of that Accounting Date. The subaccounts of Participants shall then, when appropriate, be credited with additional Units by dividing the dollar amount of new contributions, loan repayments, and dividends paid with respect to Stock to be allocated to each subaccount on that Accounting Date by the newly calculated value of a Unit in the Investment Fund.

     9.7 Debiting of Accounts upon Distribution, Withdrawal, Loan or Charge. Any Units distributed or withdrawn from a Participant's Account (including any Units debited as a result of a charge imposed pursuant to section 10.1) shall be charged to the respective subaccounts in each Investment Fund as of the date the benefit or charge is payable. The amount distributable or chargeable to the Participant shall be equal to the number of Units distributed or charged from the Account multiplied by the Unit value determined as of the Accounting Date immediately preceding the date as of which the distribution or charge is payable.

     9.8 Unit Value upon Transfer of Investment Funds. Participants electing to transfer from one Investment Fund to another under section 8.2 shall, as of the Accounting Date of the transfer, have their Accounts in the Investment Fund from which the transfer is made charged and their Accounts in the Investment Fund to which the transfer is made credited, based upon the applicable Investment Fund Unit values in effect as of the Accounting Date.

     9.9 Loan Accounts. The value of a Participant's Loan Account shall at all times equal the amount of principal outstanding on his loan.

     9.10 OPC Stock Fund Valuation. The balance of each Participant's Matching Account, and any portion of the Participant's Pretax Deferral Account, Employee Account or Rollover Account invested in the OPC Stock Fund shall be maintained in full and fractional Units.

All Stock acquired by the OPC Stock Fund, including, but not by way of limitation, Stock contributed directly by the Employer or purchased with the contribution made pursuant to Articles 4 and 5, Stock purchased with cash dividends paid in respect of Stock, Stock acquired from stock dividends and stock splits, and Stock purchased with the proceeds of the sale or exchange of warrants, rights or dividends in kind distributed in respect of Stock, shall be allocated to the Accounts of Participants based on Participants' Account balances as of the Accounting Date in which the Stock is acquired.

For the purpose of valuing a Participant's Account in connection with any withdrawal or loan under the provisions of the Plan or for the purpose of any distribution in kind or partly in kind, shares of Stock shall be valued as of the Accounting Date of the withdrawal, loan, or distribution based on the closing quotation on the New York Stock Exchange on the Accounting Date in which such withdrawal, loan, or distribution is made; provided, however, that if shares of Stock are sold in connection with such a withdrawal, loan, or distribution, the shares sold shall be valued at the net proceeds received therefor. If the closing price of such Stock shall not be so quoted or if so quoted shall not be available to the Administrative Committee, a composite index price or other price which shall be generally accepted for the establishment of fair market value shall be used for the purpose of so valuing the Participant's Account.

For the purpose of valuing a Participant's Account in connection with any transfer under the provisions of the Plan, shares of Stock shall be valued as of the effective date of the transfer based on the closing quotation on the New York Stock Exchange on the Accounting Date in which such transfer is made; provided, however, that if shares of Stock are sold in connection with such transfer, the shares sold shall be valued at the net proceeds received therefor. If the closing price of such Stock shall not be so quoted or if so quoted shall not be available to the Administrative Committee, a composite index price or other price which shall be generally accepted for the establishment of fair market value shall be used for the purpose of so valuing the Participant's Account.

     9.11 Value of Accounts. The value of the balance of any Account held for a Participant as of any Accounting Date shall equal (i) the number of Units credited to the Account as of that date, including Units credited on that date pursuant to section 9.6, multiplied by the Unit value determined as of the Accounting Date, plus (ii) any uninvested cash in his Account.

     9.12 Cost Account. The Trustee shall maintain records so that the cost or "basis" (for tax purposes) of the Stock allocated to his Account may be determined as of any Accounting Date. Whenever shares of Stock are distributed from the Account of a Participant, such shares shall be assigned a cost equal to the average cost of all shares allocated at the same time in accordance with rules and procedures adopted for the purpose by the Administrative Committee.

     9.13 Rollovers. Subject to the Administrative Committee's approval, amounts which a Participant has received or is entitled to receive from any other employee benefit plan may, in accordance with uniform and nondiscriminatory procedures adopted by the Administrative Committee, be transferred by the Participant to this Plan or, alternatively, by the trustee of the other employee benefit plan directly to this Plan, and if transferred, shall be credited to such Participant's Rollover Account hereunder, provided the following conditions are satisfied:

     (a) The rollover amounts tendered to the Administrative Committee must have been received by or on behalf of the Participant from:

          (1)  A plan qualified under section 401(a) of the Code; or

          (2) A conduit individual retirement account, described in section 408(d)(3)(A)(ii) of the Code, to which no individual retirement account contributions were made or rolled over from a qualified plan.

     (b) In the case of a distribution described in (a)(1), above, the amounts tendered must not include:

          (1) Amounts contributed to a qualified plan on an after-tax basis by a Participant, or

          (2)  Any other amounts not eligible for rollover treatment.

     (c) Amounts must be received by the Administrative Committee not later than 60 days after the distribution was received by the Participant.

The Administrative Committee shall establish such procedures, and may require such additional information from the Participant as it deems necessary or appropriate to determine that a proposed transfer hereunder will satisfy the above requirements. Rollover amounts shall be transmitted to the Trustee to be invested in such Investment Funds as the Eligible Employee may select, in accordance with such rules as are provided in Article 8, or in accordance with other procedures approved by the Administrative Committee.

     9.14 Merger of the MidCon Corp. ESOP. Effective May 15, 1998, the MidCon Corp. ESOP shall be merged with and into the Plan and the entire interest of each individual who was a participant in the MidCon Corp. ESOP as of May 15, 1998, shall be transferred to this Plan and held in a Rollover Account established on behalf of each such individual. Such amounts shall be invested in accordance with section 8.1. For the period prior to May 15, 1998, the terms of the MidCon Corp. ESOP, as established November 20, 1996, shall apply.

                              Article 10. Financing
                              ---------------------

     10.1 Financing. The Company shall maintain a Trust to finance the benefits under the Plan, by entering into one or more Trust Agreements or insurance contracts approved by the Company, or by causing insurance contracts to be held under a Trust Agreement. Any Trust Agreement is designated as and shall constitute a part of this Plan, and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Board of Directors and shall have such powers as provided in the Trust Agreement. The Company may modify any Trust Agreement or insurance contract from time to time to accomplish the purpose of the Plan and may replace any insurance company or appoint a successor Trustee or Trustees. By entering into such Trust Agreements or insurance contracts, the Company shall vest in the Trustee, or in one or more investment managers (as defined under ERISA) appointed under the terms of the Trust Agreement from time to time by action of the Investment Committee, responsibility for the management and control of the Trust Fund. In the event the Investment Committee appoints any such investment manager, the Trustee shall not be liable for the acts or omissions of the investment manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the investment manager. The Investment Committee from time to time shall establish a funding policy which is consistent with the objectives of the Plan and shall communicate it to the Trustee and each investment manager so that they may coordinate investment policies with such funding policy.

All expenses of administration may be paid out of the Trust Fund unless paid by the Company. Such expenses shall include any expenses incident to the functioning of the Administrative Committee, including but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Company may reimburse the Trust Fund for any administration expense incurred. The Company reserves the right to charge the Personal Savings Accounts of Participants, Beneficiaries and Alternate Payees for reasonable expenses incurred in the administration of their Accounts. Any such charges shall be used to pay the costs of administering this Plan in the manner described in section 5.4. The Company will make full disclosure of the amount and nature of any such charge prior to its imposition.

     10.2 Employer Contributions. The Employer shall make such contributions to the Trust Fund as are required by this Plan, subject to the right of the Company to discontinue the Plan.

     10.3 OPC Stock Fund. The OPC Stock Fund shall consist of shares of Stock and cash or cash equivalents that are held pending investment in Stock. Investment in such shares shall be made from time to time by a direct issue of Stock from the Company, or by purchase from securities dealers or by private purchase at such prices and in such amounts as the Trustee may determine in its absolute and uncontrolled discretion. However, no private purchase of such shares shall be made at a total cost greater than the total cost (including brokers' fees and other expenses of purchase) of purchasing such shares at the then prevailing price of such shares on the open market, such prevailing price to be determined by the Trustee as nearly as practicable based on the most recent public trading prices for the Stock. The Trustee may match purchases and sales to satisfy investment elections, withdrawals, loans and distributions of Participants.

Cash dividends and cash proceeds from any other distribution received on Stock shall be invested in Stock. The Trustee in its own discretion may invest funds awaiting investment in Stock in short-term obligations, including obligations of the United States of America or any agency or instrumentality thereof, trust and participation certificates, beneficial interests in any trust, and such other short-term obligations as the Trustee deems to be appropriate for such interim investment purposes.

The Trustee in its discretion may limit the daily volume of its purchases or sales of Stock to safeguard interest of Participants or comply with legal or exchange requirements. If the Trustee limits daily volume then the purchase prices or sale proceeds, as the case may be, during the period of volume limitations, shall be averaged, and the average per share price or sale proceeds shall be used in determining the cost or proceeds to be applied in satisfaction of any order of a Participant which requires the Trustee to purchase or sell Stock during such period.

Investment elections of Company officers shall be limited, if necessary, so that the beneficial interest in the Stock held by the Trust for their Accounts shall not exceed, in the aggregate, 20 percent of the total value of all securities and other assets held by the Trust, in all Investment Funds. For purposes of this section 10.3, the term "officers" shall have the same meaning as set forth in Regulation section 240.3-b-2 promulgated pursuant to section 3(b) of the Securities Exchange Act of 1934.

All Stock purchased by the Trustee shall be registered in the name of the Trustee or its nominee, and legal title to such Stock shall remain in the Trustee until the Participant shall become entitled to distribution thereof pursuant to this Plan.

In the event any option, right or warrant is received by the Trustee on Stock, the Trustee shall sell the same at public or private sale and at such price and upon such other terms as it may determine, unless the Investment Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as the Investment Committee may prescribe.

The Trustee shall have the power to vote all shares of Stock held under this Plan and may vote such shares itself or by proxy, except that the Trustee shall vote shares of Stock attributable to accounts of Participants and Alternate Payees for which it has received directions from

Participants and Alternate Payees in accordance with such direction. The Trustee shall vote any Stock for which it does not receive instructions from Participants or Alternate Payees in accordance with directions from the Administrative Committee.

     10.4 Non-Reversion. Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for the contributions of the Employer or any part of the Trust Fund to revert to the Company or an Affiliate or to be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries, except that:

     (a) If a contribution or portion thereof is made by the Employer by a mistake of fact, upon written request to the Administrative Committee, such contribution or such portion and any increment thereon shall be returned to the Employer within one year after the date of payment; and

     (b) In the event that a deduction for any contributions made by the Employer is disallowed by the Internal Revenue Service in any Plan Year, then that portion of the Employer contribution that is not deductible shall be returned to the Employer within one year from the date of receipt of notice by the Internal Revenue Service of the disallowance of the deduction.

     10.5 Direct Transfer of Assets from Plans of Acquired Entities. The Trust Agreement shall permit the direct receipt of assets which are transferred directly to the Trust Fund from the trustees of qualified retirement plans sponsored, at the time of the applicable transaction, by entities which are the subject of purchase transactions made by the Company or an Affiliate.

                           Article 11. Administration
                           --------------------------

     11.1 The Administrative Committee. The Plan shall be administered by an Administrative Committee appointed by the Board of Directors. The Administrative Committee shall be composed of as many members as the Board may appoint from time to time, but not fewer than three members, and shall hold office at the discretion of the Board. Such members may, but need not, be Employees of the Company.

Any member of the Administrative Committee may resign by delivering his written resignation to the Board and to the Administrative Committee Secretary. Such resignation shall be effective no earlier than the date of the written notice.

Vacancies in the Administrative Committee arising by resignation, death, removal, or otherwise, shall be filled by the Board. The Administrative Committee shall be a fiduciary under the Plan, in accordance with ERISA.

     11.2 Chairman, Secretary, and Employment of Specialists. The members of each of the Investment Committee and Administrative Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of such Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, auditors, and other specialists and such clerical, medical, actuarial, and other services as they may require in carrying out the provisions of the Plan.

     11.3 Compensation and Expenses. The members of the Investment Committee and Administrative Committee who are Employees shall serve without compensation for services as a member of such Committee. Any member of a Committee may receive reimbursement by the Company of expenses properly and actually incurred. All expenses of a Committee shall be paid by the Company. Such expenses may include any expenses incident to the functioning of a

Committee, including, but not limited to, fees of the Plan's accountants, outside counsel and other specialists and other costs of administering the Plan.

     11.4 Manner of Action. A majority of the members of the Investment Committee and Administrative Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by a Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Upon obtaining the written consent of a majority of the members at the time in office, action of a Committee may be taken otherwise than at a meeting.

     11.5 Subcommittees. Each of the Investment Committee and Administrative Committee may appoint one or more subcommittees and delegate such of its power and duties as it deems desirable to any such subcommittee, in which case every reference herein made to such Committee shall be deemed to mean or include the subcommittees as to matters within their jurisdiction. The members of any such subcommittee shall consist of such officers or other Employees of the Company and such other persons as such Committee may appoint.

     11.6 Other Agents. Each Committee may also appoint one or more persons or agents to aid it in carrying out its duties as fiduciary, and delegate such of its powers and duties as it deems desirable to such person or agents.

     11.7 Records. All resolutions, proceedings, acts, and determinations of each Committee shall be recorded by the Secretary thereof or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

     11.8 Rules. Subject to the limitations contained in the Plan, each Committee shall be empowered from time to time in its discretion to adopt by-laws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

     11.9 Administrative Committee's Powers and Duties. The Administrative Committee shall have responsibility for the general administration of the Plan and for carrying out its provisions. The Administrative Committee shall have such powers and duties as may be necessary to discharge its functions hereunder, including, but not limited to, the following:

     (a) To construe and interpret the Plan, to supply all omissions from, correct deficiencies in and resolve ambiguities in the language of the Plan and Trust; to decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

     (b) To make a determination as to the right of any person to an allocation, and the amount thereof;

     (c) To obtain from the Employees such information as shall be necessary for the proper administration of the Plan and, when appropriate, to furnish such information promptly to the Trustees or other persons entitled thereto;

     (d) To prepare and distribute, in such manner as the Company determines to be appropriate, information explaining the Plan;

     (e) To establish and maintain such accounts in the name of each Participant as are necessary;

     (f) To instruct the Trustee with respect to the payment of benefits hereunder;

     (g) To provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan assets;

     (h)  To prepare and file any reports required by ERISA;

     (i) To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by ERISA;

     (j) To allocate contributions, loan repayments and Trust Fund gains or losses to the Accounts of Participants;

     (k) To correct any errors and remedy any defects in the administration of this Plan; and

     (l)  To designate Affiliates as Employers as described in section 12.5.

Notwithstanding the foregoing, the administrative committee of the MidCon Corp. ESOP, as appointed as set forth in section 9.10 thereof, shall continue to have the authority to construe and interpret the MidCon Corp. ESOP and the provisions of the Plan relating to amounts transferred to the Plan pursuant to section 9.14 hereof, and to supply all omissions from, correct deficiencies in, and resolve ambiguities in such language and related trusts; to decide all questions (including without limitation questions of fact) of eligibility and determine the amount, manner, and time of payment of any benefits under the MidCon Corp. ESOP; to determine the rights of any person to an allocation and the amount thereof thereunder; and to continue to administer the Benefits Claims Procedures under section 9.18 thereof.

     11.10 Investment Responsibilities. The Investment Committee shall have the authority and responsibility to direct the Trustee with respect to the investment and management of the Trust Fund, and to establish a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. Except as otherwise provided in ERISA, the Investment Committee may delegate such authority and responsibility to direct the Trustee to any person who acknowledges in writing that it is a fiduciary with respect to the Plan and who provides the Investment Committee with a written affirmation that it is qualified to act as an investment manager within the meaning of ERISA. If the Investment Committee delegates to an investment manager the authority and responsibility to so direct the Trustee, such investment manager, and not the Investment Committee or the Trustee, shall have sole responsibility for the investment and management of so much of the Trust Fund as has been entrusted to his management and control, and, except to the extent otherwise required by ERISA, such delegation shall relieve the Investment Committee and the members thereof of all duties and responsibilities with respect to the authority and responsibility so delegated.

The Investment Committee may relinquish to the Trustee the Investment Committee's power to direct the Trustee with respect to the investment and management of the Trust Fund. In the event the Investment Committee so relinquishes said power to the Trustee and the Trustee accepts such responsibility in writing, the Trustee shall have sole and exclusive power and responsibility with respect to the investment and management of the Trust Fund. The Investment Committee may regain the power so relinquished by appropriate Investment Committee action and notice to the Trustee.

     11.11 Committees' Decisions Conclusive. The Administrative Committee and the Investment Committee shall exercise their powers hereunder in a uniform and nondiscriminatory manner. Any and all disputes with respect to the Plan which may arise involving Participants, or their Beneficiaries shall be referred to the Administrative Committee and its decision shall be final, conclusive, and binding. Furthermore, if any question arises as to the meaning, interpretation, or application of any provision hereof, the decision of the Administrative Committee with respect thereto shall be final.

     11.12 Indemnity. To the extent permitted by the Company's bylaws and applicable law, the Company shall indemnify each member of the Administrative Committee and the Investment Committee (which, for purposes of this section, includes any Employee to whom the Administrative Committee or the Investment Committee has delegated fiduciary or other duties) against any and all claims, losses, damages, expenses, including counsel fees, incurred by the member and any liability, including any amounts paid in settlement with the Company's approval, arising from the member's or the Company's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon the timely receipt of notice by the Company of any claim asserted against the member, which notice, in the event of a lawsuit shall be given within ten days after receipt by the member of the complaint.

        11.13 Fiduciaries. The fiduciaries named in this Article shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan or the Trust. The Employer shall have the sole responsibility for making the contributions specified in Articles 4 and 5, and the Company shall have the sole authority to appoint and remove the

Trustee and to amend or terminate, in whole or in part, this Plan or the Trust. The Administrative Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement. The officers and Employees of the Company shall have the responsibility of implementing the Plan and carrying out its provisions as the Administrative Committee shall direct. The Investment Committee, the Trustee, and any investment manager shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, to the extent provided in the Trust Agreement. A fiduciary may rely upon any direction, information, or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information, or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of his or its own powers, duties, responsibilities, and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. Any party may serve in more than one fiduciary capacity with respect to the Plan or Trust.

     11.14 Notice of Address. Each person entitled to benefits from the Plan must file with the Administrative Committee or its agent, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan, and neither the Administrative Committee nor the Company or any Trustee shall be obliged to search for or ascertain his whereabouts.

     11.15 Data. All persons entitled to benefits from the Plan must furnish to the Company such documents, evidence, or information, including information concerning marital status, as the Company considers necessary or desirable for the purpose of administering the Plan; and it shall be a condition of the Plan that each such person must furnish such information and sign such documents as the Company may require before any benefits become payable from the Plan. The Administrative Committee shall be entitled to distribute benefits to a non-spouse beneficiary in reliance upon the signed statement of the Participant that he is unmarried without any further liability to a spouse if such statement is false.

     11.16 Benefit Claims Procedures. All applications for benefits under the Plan shall be submitted to: Occidental Petroleum Corporation, Attention: Pension and Retirement Plan Administrative Committee, 10889 Wilshire Blvd., Los Angeles, CA 90024. Applications for benefits must be in writing on the forms prescribed by the Administrative Committee and must be signed by the Participant, or in the case of a death benefit, by the Beneficiary or legal representative of the deceased Participant. Each application shall be acted upon and approved or disapproved within 60 days following its receipt by the Administrative Committee. If any application for a benefit is denied, in whole or in part, the Administrative Committee shall notify the applicant in writing of such denial and of his right to a review by the Administrative Committee and shall set forth in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

Any person, or his duly authorized representative, whose application for benefits is denied in whole or in part, may appeal from such denial to the Administrative Committee for a review of the decision by submitting to the Administrative Committee within 60 days after receiving notice of the denial a written statement:

     (a) requesting a review of his application for benefits by the Administrative Committee;

     (b) setting forth all of the ground upon which his request for review is based and any facts in support thereof; and

     (c) setting forth any issues or comments which the applicant deems relevant to his application.

The Administrative Committee shall act upon each such application within 60 days after the later of receipt of the applicant's request for review by the Administrative Committee or receipt of any additional materials reasonably requested by the Administrative Committee from such applicant.

The Administrative Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Employer in connection therewith and may require the Employer or the applicant to submit within 30 days of written notice by the Administrative Committee therefor, such additional facts, documents, or other evidence as the Administrative Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Administrative Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Administrative Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record.

If the Administrative Committee denies an application in whole or in part, the Administrative Committee shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Administrative Committee decision was based.

No legal action may be commenced prior to the completion of the benefit claims procedure described herein. In addition, no legal action may be commenced after the later of (i) 180 days after receiving the written response of the Administrative Committee to an appeal, or (ii) 365 days after an applicant's original application for benefits.

     11.17 Member's Own Participation. No member of the Administrative Committee or the Investment Committee may act, vote or otherwise influence a decision of the committee on which he serves specifically relating to his own participation under the Plan.

                      Article 12. Amendment and Termination
                      -------------------------------------

     12.1 Amendment and Termination. The Company expects the Plan to be permanent and to continue indefinitely; however, this Plan is purely voluntary on the part of the Company, and each Employer, and the Company must necessarily and does hereby reserve the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors. The Administrative Committee in its discretion may amend the Plan if it finds that such amendment does not significantly increase or decrease benefits or costs. No amendment of the Plan shall cause any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries covered by the Plan, or increase the duties and responsibilities of the Trustee without its consent, or decrease the Account balance of a Participant or Beneficiary.

     12.2 Distribution on Termination. Upon termination of the Plan in whole or in part, or upon complete discontinuance of contributions to the Plan by the Company, the value of the proportionate interest in the Trust Fund of each Participant affected by such termination shall be determined by the Administrative Committee as of the date of such termination or discontinuance. The Accounts of such Participants shall be fully vested and nonforfeitable, and thereafter distribution shall be made to such Participants as directed by the Administrative Committee.

Upon the partial termination of the Plan, the Board of Directors may in its sole discretion determine the timing of a distribution of the balance of the affected Participants' Accounts.

     12.3 Successors. In case of the merger, consolidation, liquidation, dissolution or reorganization of an Employer, or the sale by an Employer of all or substantially all of its assets, provision may be made by written agreement between the Company and any successor corporation acquiring or receiving a substantial part of the Employer's assets, whereby the Plan and the Trust will be continued by the successor. If the Plan is to be continued by the successor, then effective as of the date of the reorganization or transfer, the successor corporation shall be substituted for the Employer under the Plan and the Trust Agreement. The substitution of a successor corporation for an Employer will not in any way be considered a termination of the Plan.

     12.4 Plan Merger or Transfer. This Plan shall not merge or consolidate with, or transfer assets and liabilities to, or accept a transfer from, any other employee benefit plan unless each Participant in this Plan will (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer of assets (if this Plan had then terminated). Subject to these limitations, the Plan may transfer assets and liabilities to, or accept a transfer of assets and liabilities from, any other employee benefit plan which is qualified under Code section 401(a) where such a transfer has been authorized by agreement between the Employer and the sponsor of the other employee benefit plan and is not prohibited by law.

The following transfers of assets and liabilities to the Plan from the Occidental Chemical Corporation Savings and Investment Plan were authorized by the Company and Occidental Chemical Corporation, a subsidiary of the Company and the sponsor of the Occidental Chemical Corporation Savings and Investment Plan:

Union Local of Participants
Whose Accounts Were Transferred              Location                   Date of Transfer
-------------------------------              --------                   ----------------
United Steelworkers Local 336                Pottstown, PA              April 30, 2001
United Teamsters Local 560                   Jersey City, NJ            July 31, 2001
United Steelworkers Local 14734              Cincinnati, OH             September 30, 2001
National Hooker Employees Union              Niagara Falls, NY          December 31, 2001
United Steelworkers Local 2154-03            Chicago, IL                December 31, 2001
IFPTE Local 57                               Niagara Falls, NY          December 31, 2001

All assets and liabilities held by the Occidental Chemical Corporation Saving and Investment Plan on December 31, 2001 were merged on that date into the Plan.

     12.5 Participating Affiliates. The Board of Directors or the Administrative Committee may designate any Affiliate as an Employer under this Plan. The Affiliate shall become an Employer and a party to this Plan and the Trust upon acceptance of such designation. Any Affiliate may withdraw from the Plan and Trust, and end its status as an Employer hereunder, by communicating to the Administrative Committee its desire to withdraw. Upon withdrawal, the Plan shall be considered terminated as to Employees of such Affiliate.

                        Article 13. Top-Heavy Provisions
                        --------------------------------

     13.1 Application of Top-Heavy Provisions. If in any Plan Year after 1983
(i) the sum of the Personal Savings Account balances of Participants who are "Key Employees" for such Plan Year exceeds 60 percent of the sum of Personal Savings Account balances of all Employees (and former Employees or Beneficiaries described in section 13.4), or (ii) the Plan is part of a top-heavy group, then the following provisions under this Article shall apply for such Plan Year.

The date for determining the applicability of this Article, ("determination date") is:

     (a)  For the first Plan Year, the last day of the Plan Year; and

     (b)  For any other Plan Year, the last day of the preceding Plan Year.

     13.2 Key Employees. For purposes of this Article, the term "Key Employee" means any Employee or former Employee (or his Beneficiary) who at any time during a Plan Year or any of the four preceding Plan Years is:

     (a) An officer of the Company or its Affiliates who receives Taxable Compensation of more than $70,000 (or, if greater, one half of the dollar limitation in effect under Code section 415(b)(1)(A)) in the Plan Year; provided no more than the lesser of (i) 50 Employees, or
          (ii) the greater of three Employees or 10 percent of all Employees are to be treated as officers;

     (b) One of the ten Employees owning the largest interests in excess of one-half percent of the Company or an Affiliate if such Employee receives Taxable Compensation during the Plan Year that exceeds $35,000 (or, if greater, the dollar limitation in effect under Code section 415(c)(1)(A));

     (c)  A 5 percent owner of the Company or an Affiliate; or

     (d) A 1 percent owner of the Company or an Affiliate who receives Taxable Compensation of more than $150,000 for the Plan Year.

An Employee is considered to own more than a 5 percent interest if the Employee owns at least 5 percent of the Company's outstanding Stock or Stock possessing at least 5 percent of the total combined voting power of all of the Company and Affiliates' Stock. An Employee is also treated as owning Stock owned by certain members of the Employee's family as provided in section 318 of the Code. The same rules apply to determine whether an Employee is a 1 percent owner.

If an Employee ceases to be a Key Employee, such Employee's Personal Savings Account balance shall be disregarded under the top-heavy plan computation for any Plan Year following the last Plan Year for which he was treated as a Key Employee.

     13.3 Top-Heavy Group. For purposes of determining whether the Plan is part of a top-heavy group as described in section 13.1, the following rules shall apply:

     (a) Aggregation Group. All plans maintained by the Company or an Affiliate are aggregated to determine whether the plans, as a group, are top-heavy. The aggregation group shall include any plan which covers a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of section 401(a)(4) or 410 of the Code.

     (b) Top-Heavy Group. An aggregation group is a top-heavy group if, as of the determination date, (1) the sum of the account balances of Key Employees under all defined contribution plans included in the group exceeds 60 percent of the account balances of all participants under all such plans in the group, or (2) the present value of the accumulated accrued benefits for Key Employees under all defined benefit plans in the group exceeds 60 percent of the present value of the accumulated accrued benefits for all participants under all such plans in the group.

In any Plan Year, in testing for top-heaviness under section 13.1, the Company may in its discretion expand the aggregation group to take into account any other plan maintained by it or


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

an Affiliate, so long as such expanded aggregation group continues to meet the requirements of sections 401(a)(4) and 410 of the Code.

     13.4 Additional Rules. In determining the sum of the account balances under a defined contribution plan, Company contributions and Employee contributions (other than deductible employee contributions) as of the determination date for the Plan Year shall be taken into account. The account balance in a defined contribution plan will include any amount distributed to a Participant or Beneficiary within the five year period ending on the determination date, but shall not include a rollover initiated by the Employee and made after December 31, 1983. Account balances of Employees who have not performed services for the Employer during the five Plan Years ending on the determination date shall not be taken into account. Additionally, for the purpose of determining the sum of the account balances under a defined contribution plan, the rules set forth in Code sections 416(g)(3) and (4) will be taken into account.

     13.5 Minimum Contributions. If this Plan is determined to be top-heavy in any Plan Year under the provisions of section 13.1 or 13.3, then contributions shall be made under the Retirement Plan on behalf of each non-Key Employee who is a Participant hereunder in an amount not less than three percent of the Participant's Taxable Compensation for each year.


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                      Article 14. Miscellaneous Provisions
                      ------------------------------------

     14.1 Employment Rights. Nothing contained in this Plan or any modification of the same or act done in pursuance hereof shall be construed as giving any person any legal or equitable right against the Employer, the Trustee, or the Trust Fund, unless specifically provided herein, or as giving any person a right to be retained in the employ of the Employer. All Participants shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension, and discharge to the same extent as if this Plan had never been established.

     14.2 No Examination or Accounting. Neither this Plan nor any action taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Company or Employer.

     14.3 Investment Risk. The Participants and their Beneficiaries shall assume all risks in connection with any decrease in the value of any assets or funds which may be invested or reinvested in the Trust which supports this Plan.

     14.4 Non-Alienation. No Benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Except as otherwise provided by law, no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind, provided, however, that judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount of the benefit) may, at the discretion of the Administrative Committee, be honored by the Plan. The Administrative Committee shall establish appropriate procedures for reviewing court orders pertaining to domestic relations and child support and for notifying Participants of the receipt of such orders.

     14.5 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the


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Administrative Committee receives a written notice, in a form and manner acceptable to the Administrative Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his Person or estate has been appointed; provided, however, that if the Administrative Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person or institution deemed by the Administrative Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian, provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Administrative Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

     14.6 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     14.7 Counterparts. This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

     14.8 Service of Legal Process. The members of the Administrative Committee and the Secretary of the Company are hereby designated agent of the Plan for the purpose of receiving service of summons, subpoena, or other legal process.


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

     14.9 Headings of Articles and Sections. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the plan, the text shall control.

     14.10 Applicable Law. The Plan and all rights hereunder shall be governed, construed, and administered in accordance with the laws of the State of California with the exception that any Trust Agreement which may constitute a part of the Plan shall be construed and enforced in all respects under and by the laws of the State in which the Trustee thereunder is located.

     14.11 Unclaimed Benefits. In the event that the Administrative Committee, after having made a diligent search, is unable to locate a Participant, Beneficiary, or Alternate Payee who is entitled to benefits under this Plan, such benefits shall be reallocated to the accounts of other Participants in accordance with section 9.6. In the event that the Participant, Beneficiary, or Alternate Payee whose account is subject to such reallocation subsequently asserts a valid claim for his benefits, his account will be restored in the manner described in section 6.3(a).

     14.12 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                      * * *


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                                   APPENDIX I
                 PARTICIPATION AND VESTING FOR CERTAIN EMPLOYEES
                       UNDER GLENN SPRINGS SALE AGREEMENT

Effective as of the Closing thereof, Participants (including Participants who are receiving short-term disability payments made directly by an Employer, or pursuant to a plan maintained by an Employer) who are Included Salaried Employees as defined in section 3.4(c) of the Stock Purchase Agreement by and between Glenn Springs Holdings, Inc. and CONSOL Inc. and CONSOL Energy Inc. dated April 14, 1993 (the "Agreement") shall cease to be Participants in the Plan.

Such Participants shall be fully vested in their Personal Savings Accounts effective as of the Closing.

Additionally, effective as of the Closing, Inactive Participants who are employed by a subsidiary of Glenn Springs Holdings, Inc. on the Closing shall be fully vested in their Personal Savings Accounts.

Effective as of the Closing, Participants who are Excluded Employees as defined in section 3.4(a) of the Agreement shall be fully vested in their Personal Savings Accounts.

For the purpose of this Appendix I and section 6.1, the term "Closing" shall have the meaning set forth in section 9.1 of the Agreement.


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                                    * * * * *

IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this amended and restated Plan to be executed this ___________ day of ____________________________, 200__.

                                                OCCIDENTAL PETROLEUM CORPORATION


                                                By___________________________


                                                Its___________________________


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